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Filed Pursuant to Rule 424(b)3
Registration No. 333-102895

PROSPECTUS

Scottish Annuity & Life Holdings, Ltd.
$115,000,000 4.50% Senior Convertible Notes due 2022,
the Ordinary Shares Issuable upon
Conversion of the Senior Convertible Notes and
7,734,380 Ordinary Shares

        This prospectus relates to $115,000,000 aggregate principal amount of 4.50% Senior Convertible Notes due 2022 issued by Scottish Annuity in November 2002. The selling securityholders named in this prospectus or in supplements to this prospectus may offer from time to time the notes and shares of our ordinary shares issuable upon conversion of the notes.

        This prospectus also relates to 7,734,380 shares of our ordinary shares which are comprised of (a) 4,532,380 of our ordinary shares issued in 2001 to Pacific Life Insurance Company in connection with our acquisition of World-Wide Reassurance Company Limited and its parent company World-Wide Holdings Limited, (b) 152,000 of our ordinary shares issued to South Madison Trust in a private placement in October of 1998 and (c) 3,050,000 of our ordinary shares issuable upon exercise of our Class A and Class B warrants.

        The selling securityholders may sell all or a portion of the notes in market transactions, negotiated transactions or otherwise and at prices which will be determined by the prevailing market price for the notes or in negotiated transactions.

        The selling securityholders also may sell the ordinary shares from time to time in the over-the-counter market, through the New York Stock Exchange, in privately negotiated transactions, through the writing of options on the shares, or through a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices.

        We will not receive any of the proceeds from the sale of the notes or the ordinary shares by the selling securityholders.

        The notes initially were sold to qualified institutional buyers and are currently eligible for trading in the PORTAL market. However, notes sold by means of this prospectus are not eligible for trading in the PORTAL market. We do not intend to list the notes for trading on the New York Stock Exchange or any other national securities exchange. Our ordinary shares are traded on the New York Stock Exchange under the symbol "SCT." The last reported sale price for our ordinary shares on the New York Stock Exchange on April 3, 2003 was $17.59 per share.

        Investing in our notes or ordinary shares involves risks. See "Risk Factors" beginning on page 10 of this prospectus.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 4, 2003.

        In evaluating a potential investment in our notes and ordinary shares, you should carefully consider the discussion of these and other factors in the section entitled "Risk Factors".

        Delaware insurance holding company statutes applicable to us due to our Delaware insurance company subsidiary generally provide that no person may acquire control of us, and thus indirect control of our Delaware insurance subsidiary, without prior approval of the Delaware insurance commissioner. Generally, any person who acquires beneficial ownership of 10% or more of our outstanding voting securities, including pursuant to the conversion of notes, would be presumed to have acquired such control unless the Delaware insurance commissioner upon application determines otherwise. Beneficial ownership includes the acquisition, directly or indirectly (by revocable proxy or otherwise), of voting shares of Scottish Annuity & Life Holdings, Ltd. If any person acquires 10% or more of the outstanding ordinary shares in violation of such provisions, our Delaware insurance subsidiary or the Delaware insurance commissioner is entitled to injunctive relief, including enjoining any proposed acquisition, or seizing ordinary shares owned by such person, and such ordinary shares would not be entitled to be voted. For purposes of the Delaware statutes, the notes may be viewed as our voting securities.

ii

PROSPECTUS SUMMARY

        This summary highlights information more fully described elsewhere in this prospectus. While we have highlighted what we believe is the most important information about Scottish Annuity and this offering in this summary, you should read this entire prospectus carefully, including "Risk Factors," before deciding to invest in our notes or ordinary shares. References in this prospectus to "Scottish Annuity" are to Scottish Annuity & Life Holdings, Ltd. and references to "we," "our" and "us" are to Scottish Annuity & Life Holdings, Ltd. and its subsidiaries.

Scottish Annuity & Life Holdings, Ltd.

Overview

        Scottish Annuity is a holding company organized under the laws of the Cayman Islands with its principal executive office in Bermuda. Through our operating subsidiaries, we are engaged in the reinsurance of life insurance, annuities and annuity-type products. These products are written by life insurance companies and other financial institutions located principally in the United States, as well as around the world. We refer to this portion of our business as life reinsurance. To a lesser extent, we directly issue variable life insurance and variable annuities and similar products to high net worth individuals and families for insurance, investment and estate planning purposes. We refer to this portion of our business as wealth management.

        We have operating companies in Bermuda, the Cayman Islands, Ireland, Luxembourg, the United Kingdom and the United States. Our flagship subsidiaries, Scottish Annuity & Life Insurance Company (Cayman) Ltd. and Scottish Re (U.S.), Inc. are each rated "A- (excellent)" for financial strength by A.M. Best Company, which is fourth highest of fifteen rating levels, "A (strong)" for financial strength by Fitch Ratings, which is third highest of twelve rating levels, "A3 (good)" for financial strength by Moody's, which is seventh highest of twenty-one rating levels, and "A- (strong)" for financial strength by Standard & Poor's, which is seventh highest of twenty-one rating levels. These ratings are based upon factors of concern to policyholders, agents and intermediaries and are not directed toward the protection of investors.

        We have grown to be one of the 11 largest life reinsurers serving the U.S. market (based on the amount of new life reinsurance business assumed in 2001) since our formation in 1998. In addition, on December 31, 2001, we expanded our business outside of North America by acquiring World-Wide Holdings Limited, which we call "World-Wide Holdings," and its subsidiary, World-Wide Reassurance Company Limited, which we call "World-Wide Reassurance," from Pacific Life Insurance Company in exchange for 4,532,380 (approximately 16.8%) of our ordinary shares.

        World-Wide Reassurance, formed in 1964, is a U.K.-based reinsurer of group life insurance, individual life insurance, airline pilot "loss of license" insurance and certain dread disease insurance business in Asia, Europe, Latin America, the Middle East and North Africa. World-Wide Reassurance is rated "A- (excellent)" for financial strength by A.M. Best, which is fourth highest of fifteen rating levels, "A- (strong)" for financial strength by Fitch, which is fourth highest of twelve rating levels, and "A (strong)" for financial strength by Standard & Poor's, which is sixth highest of twenty-one rating levels.

        As of December 31, 2002, including World-Wide Holdings, we had consolidated assets of $3.3 billion and consolidated shareholders' equity of $491.1 million.

Our Business

Life Reinsurance

        Reinsurance is an arrangement under which an insurance company known as the reinsurer agrees in a contract called a treaty to assume specified risks of another insurance company known as the ceding company. The reinsurer may assume all or a portion of the insurance underwritten by the ceding company. In exchange for assuming the risks of the ceding company, the reinsurer receives some or all of the premium and, in certain cases, investment income derived from the assets supporting the reserves of the reinsured policies. Reinsurance permits primary insurers to diversify their risks over larger pools of risks, and to write insurance policies in amounts larger than they are willing or able to retain. Also, reinsurers have the ability to structure treaties that allow the ceding companies to achieve other business and financial objectives such as:

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  decreasing the volatility of their earnings,

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  improving their capital position by reducing the financial strain associated with new business production or by increasing their risk-based capital ratio,

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  entering new lines of business and offering new products, and

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  exiting discontinued lines of business.

        In addition, reinsurers may also purchase reinsurance, or "retrocession" coverage, to limit their own risk exposure.

        We have three categories of life reinsurance products, which we call Traditional Solutions and Financial Solutions.

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  Traditional Solutions. In our Traditional Solutions business, we reinsure the mortality risk on life insurance policies written by primary insurers. This business is often referred to as traditional life reinsurance. We write our Traditional Solutions business predominantly on an automatic basis with respect to newly written life insurance policies. This means that we automatically reinsure all policies written by a ceding company that meet the underwriting criteria specified in the treaty. In the North American market, our direct sales force targets the top 60 life insurance companies. These companies are responsible for originating over 80% of all term life insurance written in that market. World-Wide Reassurance offers traditional life reinsurance products outside of North America, focusing primarily on the reinsurance of short term, group life policies in niche market sectors and accepts retrocession from reinsurers in North America.

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  Financial Solutions. In our Financial Solutions business, we offer reinsurance solutions that improve the financial position of our clients by increasing their capital availability and statutory surplus. This business is often referred to as financial reinsurance. These solutions include contracts under which we assume the investment and persistency risks of existing, as well as newly written, blocks of business. The products reinsured include annuities and annuity-type products, cash value life insurance and, to a lesser extent, disability products that are in a pay-out phase.

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  Acquired Solutions. In our Acquired Solutions business, we provide our clients with exit strategies for discontinued lines, closed blocks, or lines not providing a good fit for a company's growth strategies. With our assuming full responsibility and management of these contracts, our clients can focus and concentrate their full efforts and resources on core strategies.

        We believe that the following trends have contributed and will continue to contribute to the increasing demand for life reinsurance and increased business opportunities for us:

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  Consolidation in the life insurance industry. Consolidation in the life insurance industry may create opportunities for life reinsurers. Life reinsurers provide financial reinsurance to help acquirors finance the cash portion of an acquisition, and we expect that any additional consolidation in the life insurance business may result in incremental opportunities for life reinsurers. In addition, in the context of an acquisition, an acquiror may focus on the most promising lines of business and divest non-core lines of business through reinsurance.

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  Consolidation in the life reinsurance industry. There have been a number of merger and acquisition transactions within the U.S. life reinsurance industry in recent years. The consolidation of the life reinsurance industry has reduced the amount of life reinsurance capacity available and caused primary insurers to be exposed to concentrated counter-party risk with the larger consolidating reinsurers. We believe that consolidation will continue and ceding companies will reinsure a portion of their business with smaller reinsurers like us in order to reduce their counter-party risk.

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  Increased capital sensitivity. We believe that insurance companies are now more focused on capital efficiency and return on capital than in the past. As a result, primary insurers are increasingly utilizing the outside capital provided by reinsurance to help finance growth and to free up capital to pursue new businesses. We believe that the demutualization of life insurance companies contributes to this trend as these newly publicly traded companies are motivated to improve their operating performance for their investor base.

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  Flight to quality. Particularly in the wake of the terrorist attacks in the United States on September 11, 2001, we believe that ceding companies are increasingly focused on the financial strength ratings of their reinsurers, as well as the aggregate amount of capital maintained by their reinsurers.

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  Expanding overseas markets. We believe that the trends described above in the North American market are also influencing the reinsurance industry throughout the world. In addition, we believe there are increasing opportunities in markets such as Asia, Europe, Latin America, the Middle East and North Africa, where the life reinsurance industry is either developing or expanding.

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  Changing demographics. We expect that the increasing number of "baby boomers" reaching middle and late middle age will increase the demand for products which address retirement planning, estate planning and survivorship issues. In addition, we believe that longer life expectancies and the reduction in government and employer sponsored benefit programs will increase the demand for life insurance and annuities. We expect this increased demand for insurance to increase demand for reinsurance products.

Wealth Management

        Our variable life insurance and variable annuity products offer high net worth clients the benefits of investment-oriented insurance products for use in tax and estate planning. Offering our products from companies based in Bermuda, the Cayman Islands and Luxembourg provides us greater flexibility in structuring these products. We receive fee income based on the assets associated with our products. Our products are targeted towards high net worth individuals and families who generally have a liquid net worth of more than $10 million. The wealth management business requires relatively little capital and we believe that it generates a stable source of fee income. We expect that the market for products aimed at high net worth individuals and families will expand as the number of high net worth individuals needing tax and estate planning services and expertise grows.

Our Strategy

        Our strategy is to use our experience and structural advantages to focus on life reinsurance and insurance products where we can deliver specialized advice and products to our customers. We plan to increase the value of our franchise by focusing on the following:

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  Expanding the size and depth of our reinsurance client base. We will continue to expand our core U.S. business by attempting to gain a larger share of the U.S. life reinsurance market both by adding new clients and expanding the business relationships with existing clients. In addition, we may pursue selected strategic acquisitions of other life reinsurance businesses.

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  Building our wealth management business. We will continue to increase our separate account assets by increasing the number of wealth management clients and expanding our business into select European markets.

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  Increasing our fee income. We will continue to increase our fee income from both life reinsurance transactions and our wealth management business.

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  Enhancing our financial strength. We will continue to enhance our capital position and financial strength to meet the security needs of our customers and the capital requirements of rating agencies. Also, by enhancing our financial strength and capital resources, we would expect to have opportunities to participate in reinsurance transactions in which we might not be currently eligible to participate. We also expect that enhancing our financial position will allow us to reduce our cost of, and improve our access to, capital.

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  Capitalizing on our reinsurance experience. We will continue to focus our marketing efforts on products that allow us to capitalize on the extensive experience of our management and key employees.

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  Leveraging efficient operating structure and organizational flexibility. We will continue to leverage our ability to conduct business in multiple jurisdictions, which provides us with a flexible and efficient operating platform. Moreover, as we grow our businesses and leverage the capabilities of our corporate infrastructure, we expect to improve our operating margins.

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  Growing our overseas business. We will leverage the specialized knowledge and established relationships of World-Wide Reassurance to continue our growth in the less competitive life reinsurance markets outside of North America.

Other Information

        We are a Cayman Islands exempted company with our principal executive office in Bermuda. The mailing address of our principal executive office is P.O. Box HM 2939, Hamilton HM MX, Bermuda. Our street address is Crown House, Third Floor, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda and our telephone number is (441) 295-4451. Our Internet address is http://www.scottishannuity.com. Information contained on our website does not constitute part of this prospectus.

The Offered Securities

The Notes

Notes	$115 million principal amount of 4.50% Senior Convertible Notes due 2022 issued by Scottish Annuity.
Maturity Date of the Notes	December 1, 2022.
Ranking of the Notes
The notes are our general unsecured obligations, ranking on a parity in right of payment with all our existing and future unsecured senior indebtedness, and senior in right of payment with all our future subordinated indebtedness.
Interest on the Notes
The notes bear interest at a fixed annual rate of 4.50% to be paid in cash every June 1 and December 1 of each year, beginning on June 1, 2003. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.
Conversion Rights of the Notes	You may convert your notes only:

(1) during any conversion period if the closing sale price of our ordinary shares for at least 20 trading days in the 30 trading day period ending on the first day of the conversion period is more than 120% of the conversion price in effect on that 30th trading day; a "conversion period" will be the period from and including the 30th trading day in a fiscal quarter to, but not including, the 30th trading day in the immediately following fiscal quarter;

(2) during any period in which the notes are rated by either Moody's Investors Service, Inc. or Standard & Poor's Rating Group and the credit rating assigned to the notes by either rating agency is downgraded by two levels or more, suspended or withdrawn, provided that we have no obligation to have the notes rated;
(3) if we have called the notes for redemption; or
(4) upon the occurrence of specified corporate transactions described under "Description of the Notes—Conversion Rights".

For each $1,000 principal amount of notes converted, we will deliver 46.0617 of our ordinary shares. This represents an initial conversion price of $21.71 per ordinary share. The conversion price, and thus the conversion rate, are subject to adjustment under certain circumstances.
Upon conversion, we may choose to deliver, in lieu of our ordinary shares, cash or a combination of cash and our ordinary shares.
Upon conversion, you will not receive any payment representing accrued and unpaid interest or additional amounts, if any.

Notes called for redemption may be surrendered for conversion until 5:00 p.m., New York City time, on the second business day prior to the redemption date.
Sinking Fund of the Notes	None.
Optional Redemption of the Notes
We may not redeem the notes prior to December 6, 2006. We may redeem some or all of the notes at any time on or after December 6, 2006 at a redemption price of 100% of their principal amount plus accrued and unpaid interest and additional amounts, if any, payable in cash.
Repurchase at Option of Noteholders
You may require us to repurchase all or part of your notes not previously redeemed, repurchased or converted on December 6, 2006, December 1, 2010, December 1, 2012 and December 1, 2017, for a repurchase price of 100% of their principal amount plus accrued and unpaid interest and additional amounts, if any. We may pay the repurchase price in cash or, subject to our satisfying certain conditions, in our ordinary shares or in any combination of cash and our ordinary shares. If we elect to pay all or a portion of the repurchase price in our ordinary shares, our ordinary shares will be valued at a discount to the market price at the time of repurchase.
Change of Control of the Notes
Upon the occurrence of a change of control, as described in this prospectus, and before the maturity or redemption of the notes, you will have the right to require us to repurchase all or part of your notes at a price equal to 100% of their principal amount plus accrued and unpaid interest and additional amounts, if any. We may pay the repurchase price in cash or, subject to our satisfying certain conditions, in our ordinary shares, or in any combination of cash and our ordinary shares. If we elect to pay all or a portion of the repurchase price in our ordinary shares, our ordinary shares will be valued at a discount to the market price at the time of repurchase.
Trading of the Notes and Ordinary Shares
We do not intend to list the notes on any national securities exchange or automated quotation system. The notes issued in the initial private placement were eligible for trading in the PORTAL market. The notes sold using this prospectus, however, will not be eligible for trading in the PORTAL market. Our ordinary shares are traded on the New York Stock Exchange.

The Ordinary Shares

Ordinary Shares Issued to Pacific Life Insurance Company	4,532,380 shares
Ordinary Shares Issued in a Private Placement to South Madison Trust	152,000 shares
Ordinary Shares Underlying the Class A and Class B Warrants	3,050,000 shares
Ordinary Shares to be Outstanding After this Offering (1)	29,994,290 shares

General

Use of Proceeds
The selling securityholders will receive all of the proceeds from the sale of the notes and ordinary shares under this prospectus. We will not receive any of the proceeds from the sales by any selling securityholder of ordinary shares or notes or the underlying ordinary shares.
New York Stock Exchange Symbol for our Ordinary Shares	SCT

        (1) The number of ordinary shares to be outstanding after this offering shown above is based on our ordinary shares outstanding as of March 17, 2003, as adjusted for the 7,734,380 shares offered by this prospectus. It excludes 5,297,098 ordinary shares issuable upon conversion of the notes and 3,386,269 ordinary shares issuable upon exercise of outstanding options at a weighted average exercise price of $12.9123 per share as of March 17, 2003.

Risk Factors

        An investment in the notes or ordinary shares involves significant risks. You should carefully consider all the information in this prospectus. In particular, you should evaluate the specific risk factors set forth under "Risk Factors".

Summary Consolidated Financial Data

        The following table presents summary consolidated financial data of Scottish Annuity prepared in accordance with accounting principles generally accepted in the United States, which we call GAAP. The summary consolidated financial data as of and for the years ended December 31, 2002, 2001 and 2000 are derived from our audited consolidated financial statements and the notes thereto incorporated by reference in this prospectus. Consolidated balance sheet data as of December 31, 2001 reflect the acquisition of World-Wide Holdings, but consolidated statements of income data for the years ended December 31, 2001 and 2000 do not reflect the results of World-Wide Holdings, as the transaction was completed at the close of business on December 31, 2001. You should read this table together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference in this prospectus and our consolidated financial statements and related notes incorporated by reference in this prospectus.

	Year Ended December 31,
	2002	2001	2000
	(dollars in thousands, except per share amounts)
Consolidated statements of income data:
Total revenues	$305,880	$119,469	$83,934
Total benefits and expenses	275,556	102,236	68,073
Net income before income taxes	30,324	17,233	15,861
Net income	32,524	16,839	15,971
Basic net income per share	$1.29	$1.08	$1.01
Diluted net income per share	1.23	1.02	1.00
Cash dividends per share	0.20	0.20	0.20
Weighted average number of shares outstanding:
Basic	25,190,283	15,646,106	15,849,657
Diluted	26,505,612	16,485,338	15,960,542

	As of December 31,
	2002	2001	2000
	(dollars in thousands, except per share amounts)
Consolidated balance sheet data:
Total fixed maturity investments	$1,003,946	$583,890	$581,020
Segregated assets	653,588	602,800	409,660
Total assets(1)	3,291,226	2,141,566	1,168,518
Reserves for future policy benefits	386,807	379,618	182,391
Interest sensitive contract liabilities	1,567,176	718,815	310,755
Segregated liabilities	653,588	602,800	409,660
Long-term debt	132,500	—	—
Total liabilities(1)	2,800,134	1,810,284	926,134
Total shareholders' equity	491,092	331,282	239,564

(1)
The amount presented as of December 31, 2001 has been reclassified to conform to the current period presentation.

Ratio of Earnings to Fixed Charges

        The following table shows our unaudited ratio of earnings to fixed charges for the periods shown.

	Year ended December 31,
	2002	2001	2000	1999
Ratio of earnings to fixed charges(1)	1.6	1.9	1.9	2.6
Ratio of earnings to fixed charges excluding interest credited on interest sensitive securities(2)	22.4	13.3	N/A	N/A

(1)
For purposes of determining this ratio, earnings consists of net income before income taxes and cumulative effect of changes in accounting principle. Fixed charges consist of interest and debt expense on long term debt and borrowings and interest on interest sensitive contract liabilities.
(2)
This ratio is calculated in the same way as the ratio of earnings to fixed charges, except that fixed charges do not include interest on interest sensitive contract liabilities. This ratio is not a measure that the Securities and Exchange Commission's disclosure rules require or encourage. This ratio is included because it provides additional information on the coverage of fixed charges that are not related to our products and is commonly used by individuals who analyze our financial statements.

RISK FACTORS

        Investing in our notes and ordinary shares involves a high degree of risk. Before you invest in our notes or ordinary, you should carefully consider the following risks and cautionary statements, as well as the other information set forth in this prospectus. If any of the following risks actually occur, our business, financial condition or results of operations may suffer. As a result, our ability to make payments on the notes may be affected and the trading price of our notes and ordinary shares could decline, and you could lose all or a substantial portion of your investment.

Risks Related to Our Business

A downgrade in the financial ratings of our insurance subsidiaries could make us less competitive.

        Ratings are an important factor in attracting business in both our life reinsurance and wealth management businesses. Rating organizations periodically review the financial performance and condition of insurers, including our insurance subsidiaries. Rating organizations assign ratings based upon several factors. Although most of the factors considered relate to the rated company, some of the factors take into account general economic conditions and circumstances outside the rated company's control. Our flagship subsidiaries Scottish Annuity & Life Insurance Company (Cayman) Ltd. and Scottish Re (U.S.), Inc. are rated "A- (excellent)" for financial strength by A.M. Best, which is fourth highest of fifteen rating levels, "A (strong)" for financial strength by Fitch, which is third highest of twelve rating levels, "A3 (good)" for financial strength by Moody's, which is seventh highest of twenty-one rating levels and "A- (strong)" for financial strength by Standard & Poor's, which is seventh highest of twenty-one rating levels. World-Wide Reassurance is rated "A-(excellent)" for financial strength by A.M. Best, which is fourth highest of fifteen rating levels, "A- (strong)" for financial strength by Fitch, which is fourth highest of twelve rating levels and "A (strong)" for financial strength by Standard & Poor's, which is sixth highest of twenty-one rating levels. The objective of ratings organizations is to provide an opinion of an insurer's financial strength and ability to meet ongoing obligations to its policyholders. These ratings are subject to periodic review by the relevant rating agency and may be revised downward or withdrawn at the sole discretion of the rating agency. In addition, these ratings are not an evaluation directed to investors in our ordinary shares and are not recommendations to buy, sell or hold our ordinary shares. Although since our formation in 1998 none of our operating subsidiaries has been downgraded, a downgrade in or withdrawal of one or more ratings of any one of our insurance subsidiaries could adversely affect its ability to sell products, retain existing business, and compete for attractive acquisition opportunities.

Inadequate risk analysis and underwriting may result in a decline in our profits.

        Our success depends on our ability to accurately assess and manage the risks associated with the business that we reinsure. We have developed risk analysis and underwriting guidelines, policies, and procedures with the objective of controlling the quality of the business as well as the pricing of the risk we are assuming. Among other things, these processes rely heavily on our underwriting, our analysis of mortality trends and lapse rates, and our understanding of medical improvements and their impact on mortality. If these processes are inadequate or are based on inadequate information, we may not establish appropriate premium rates and our reserves may not be adequate to cover our losses. In addition, we are dependent on the original underwriting decisions made by, and information provided to us by, ceding companies. We are subject to the risk that the ceding clients may not have adequately evaluated the risks to be reinsured and that the premiums ceded may not adequately compensate us for the risks we assume. To the extent actual claims exceed our underlying assumptions, we will be required to increase our liabilities, which will reduce our profits in the period in which we identify the deficiency. We are also subject to similar risks relating to World-Wide Reassurance's business because information provided to World-Wide Reassurance by ceding companies in certain non-U.S. jurisdictions may be less comprehensive than information provided by ceding companies in the United States.

        Reserves are estimates based on actuarial and statistical projections at a given point in time of what we ultimately expect to pay out on claims and benefits, based on facts and circumstances then known, predictions of future events, estimates of future trends in mortality, morbidity and other variable factors such as persistency, inflation and interests rates. Because of the many assumptions and estimates involved in establishing reserves, the reserving process is inherently uncertain.

        Our estimation of reserves may be less reliable than the reserve estimations of a reinsurer with a greater volume of business and more established loss history. Actual losses and benefits may deviate, perhaps substantially, from estimates of reserves contained in our financial statements and could at times exceed our reserves. If our losses and benefits exceed our reserves, our earnings may significantly decline.

Our life reinsurance contracts and variable life insurance policies expose us to mortality risk.

        Adverse mortality risk is the risk that death claims may differ from the amount we assumed in pricing our reinsurance contracts and our variable life insurance policies. Mortality experience that is less favorable than the mortality rates that we assumed will negatively affect our net income.

        Our variable life insurance policies, which provide a death benefit, are purchased by a relatively small group of high net worth individuals. Our risk exposure is greater with a narrow risk pool having a small number of high net worth individuals because this group is a subset of the general population. Additionally, our risk exposure is higher because we retain an average coverage per life of $168,728 on these policies, as opposed to an average coverage per life in our life reinsurance contracts of $35,000.

        Additionally, we are a relatively new company and many of our competitors for reinsurance contracts and variable life insurance policies are significantly larger, have larger operating histories and a broader risk pool. As a consequence, our associated mortality risk exposure is likely to be greater in the aggregate, and its probability of loss less predictable, than that of a competitor with a broader risk pool. Furthermore, with mortality exposure, even if the total benefits paid over the life of the contract do not exceed the expected amount, sporadic timing of deaths can cause us to pay more benefits in a given accounting period than expected, adversely impacting short-term profitability in any particular quarter or year.

If our investment strategy is not successful, we could suffer unexpected losses.

        The success of our investment strategy is crucial to the success of our business. Specifically, we are subject to:

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  market value risk, which is the risk that our invested assets will decrease in value. This decrease in value may be due to a change in the yields realized on our assets and prevailing market yields for similar assets, an unfavorable change in the liquidity of the investment or an unfavorable change in the financial prospects or a downgrade in the credit rating of the issuer of the investment;

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  reinvestment risk, which is the risk that interest rates will decline and funds reinvested will earn less than expected; and

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  liquidity risk, which is the risk that liabilities are surrendered or mature sooner than anticipated and that we may have to sell assets at an undesirable time to provide for policyholder surrenders or withdrawals.

        We attempt to address such risks in product pricing and in establishing policy reserves. If our assets do not properly match our anticipated liabilities or our investments do not provide sufficient returns to enable us to satisfy our guaranteed fixed benefit obligations then our profits and financial condition would deteriorate.

        In addition, our investment portfolio includes mortgage-backed securities, known as MBSs, and collateralized mortgage obligations, known as CMOs. As of December 31, 2002, MBSs and CMOs constituted approximately 15.6% of our invested assets. As with other fixed income investments, the fair value of these securities fluctuates depending on market and other general economic conditions and the interest rate environment. Changes in interest rates can expose us to prepayment risks on these investments. In periods of declining interest rates, mortgage prepayments generally increase and MBSs and CMOs are prepaid more quickly, requiring us to reinvest the proceeds at the then current market rates.

        Although we have not done so in the past, we may also enter into foreign currency, interest rate and credit derivatives and other hedging transactions in an effort to manage risks. Structuring these derivatives and hedges so as to effectively manage these risks is an inherently uncertain process. If our calculations are incorrect, or if we do not properly structure our derivatives or hedges, we may have unexpected losses and our assets may not be adequate to meet our needed reserves, which could adversely affect our business, earnings and financial condition.

        General economic conditions affect the markets for interest-rate-sensitive securities, including the level and volatility of interest rates and the extent and timing of investor participation in such markets. Unexpected changes in general economic conditions could create volatility or illiquidity in these markets in which we hold positions and harm our investment return.

In certain reinsurance contracts we do not maintain control of the invested assets, which may limit our ability to control investment risks on these assets and may expose us to credit risk of the ceding company.

        As part of our business we enter into reinsurance agreements on a modified coinsurance basis. In these transactions, the ceding insurance company retains the assets supporting the ceded business and manages them for our account. As of December 31, 2002, approximately $1.1 billion of assets were held by ceding companies under modified coinsurance agreements and were recorded under "funds withheld at interest" on our balance sheet. Although the ceding company must adhere to general standards agreed to by us for the management of these assets, we do not control the selection of the specific investments or the timing of the purchase or sale of investments made by the ceding company. Accordingly, we may be at risk if the ceding company selects investments that deviate from our agreed standards or if the ceding company performs poorly in the purchase, sale and management of those assets. In addition, these assets are not segregated from the ceding company's other assets, and we may not be able to recover all of these assets in the event of the insolvency of the ceding insurer. In certain other reinsurance arrangements, we may place assets in a trust in order to provide the ceding company with credit for reinsurance on its financial statements. Although we generally have the right to direct the investment of assets in these trusts, in the event of the insolvency of the ceding company, its receiver may attempt to take control of those assets.

Interest rate fluctuations could lower the income we derive from the difference between the interest rates we earn on our investments and interest we pay under our reinsurance contracts.

        Significant changes in interest rates expose us to the risk of not earning income or experiencing losses based on the difference between the interest rates earned on investments and the credited interest rates paid on outstanding reinsurance contracts.

        Both rising and declining interest rates can negatively affect the income we derive from these interest rate spreads. During periods of falling interest rates, our investment earnings will be lower because new investments in fixed maturity securities will likely bear lower interest rates. We may not be able to fully offset the decline in investment earnings with lower crediting rates on our contracts that reinsure life insurance policies or annuities with cash value components. During periods of rising interest rates, we may be contractually obligated to increase the crediting rates on our contracts that reinsure life insurance policies or annuities with cash value components. We may not, however, have the ability to immediately acquire investments with interest rates sufficient to offset the increased crediting rates under our reinsurance contracts. Although we develop and maintain asset/liability management programs and procedures designed to reduce the volatility of our income when interest rates are rising or falling, significant changes in interest rates caused by factors beyond our control such as changes in governmental monetary policy or political conditions may negatively affect our interest rate spreads.

        Changes in interest rates may also affect our business in other ways. Lower interest rates may result in lower sales of certain insurance and investment products of our customers, which would reduce the demand for our reinsurance of these products.

The fee income we earn from our variable life and variable annuity business can be reduced by decreases in the level of assets maintained in separate accounts.

        In our variable life insurance and variable annuity business, we generate revenues from fees that are charged as a percentage of the assets in the separate accounts supporting these policies. The level of assets in the separate accounts depends, in part, on the performance of the underlying investments, early withdrawals and death claims. If the asset values in these accounts decline, our fee income from this business will be reduced. Fee income on variable annuity business represented 1.1%, 2.6% and 2.6% of total revenues in 2002, 2001 and 2000, respectively.

A prolonged economic downturn could reduce the demand for annuity and life insurance products, which could substantially reduce our revenues.

        A prolonged general economic downturn or poor performance of the equity and other capital markets, such as the U.S. economy has recently experienced, or similar conditions in the future, could lower the demand for many annuity and life insurance products. Because we obtain substantially all of our revenues through reinsurance arrangements that cover a portfolio of life insurance products, as well as annuities, our business would be harmed if the demand for annuities or life insurance decreased.

Policyholder withdrawals or recaptures of reinsurance treaties could force us to sell investments at a loss and take a larger than anticipated charge for amortization of deferred acquisition costs.

        Some of the products offered by our insurance subsidiaries and some of the products offered by primary insurance companies that we reinsure allow policyholders and contract holders to withdraw their funds under defined circumstances. In addition, our reinsurance agreements may provide for recapture rights on the part of our insurance company customers. Recapture rights permit these customers to reassume all or a portion of the risk formerly ceded to us after an agreed upon time, usually 10 years, subject to various conditions or upon a downgrade of any of our financial strength ratings or our failure to satisfy other financial conditions. Recapture of business previously ceded does not affect premiums ceded prior to the recapture, but may result in immediate payments to our insurance company customers.

        In addition, when we issue a new insurance policy or annuity contract or write a reinsurance contract, we defer a portion of the related acquisition costs by establishing a deferred acquisition cost asset on the balance sheet. This asset is amortized over the expected term of the acquired business based on certain assumptions about the performance and persistency of that business and investment experience. To the extent surrender, withdrawal or recapture activity is greater than we assumed or investment experience is worse than we assumed, we may incur a non-cash charge to write down the deferred acquisition cost asset. Any such charge may be partially offset by recapture and surrender fees.

        One of our customers exercised a right of recapture in April 2001, requiring us to pay $185.7 million to the customer. Because we had expected the recapture, we did not have to dispose of assets at a loss and we had already fully amortized the deferred acquisition costs. However, because recapture rights can be triggered by circumstances which may be unforeseeable, such as rating decreases or production shortfalls, we may not be able to anticipate future recaptures and make adequate preparations to reduce their impact on us. If recaptures occur and we do not make adequate preparations, our earnings and financial condition could decline.

We take counter-party risk with respect to our retrocessionaires.

        We cede some of the business that we reinsure to other reinsurance companies, known as retrocessionaires. We assume the risk that the retrocessionaire will be unable to pay amounts due to us because of its own financial difficulties. The failure of our retrocessionaires to pay amounts due to us will not absolve us of our responsibility to pay ceding companies for risks that we reinsure. Failure of retrocessionaires to pay us could materially harm our business, results of operations and financial condition.

Recent terrorist attacks and related events may adversely affect our business and results of operations.

        The recent terrorist attacks on the United States and ensuing events or any future attacks may have a negative impact on our business and results of operations due to the loss of lives that we insure or reinsure and the impact on the U.S. and global economies and the demand for our products. We believe that our reinsurance programs, including our catastrophe coverage, will limit our net losses in individual life claims relating to the September 11, 2001 terrorist attacks to approximately $750,000. We cannot assure you, however, as to the extent of claims development or recoverability of any such claims, particularly in light of the magnitude and unprecedented nature of the terrorist attacks of September 11, 2001. If there are future terrorist attacks, we cannot assure you that our business, financial condition or results of operations will not be adversely affected.

Economic and political instability in developing countries could harm our business prospects.

        We conduct our business in various developing countries within Asia, Latin America, the Middle East, North Africa and Southern and Eastern Europe. We plan to continue to expand our business in these locations. Political and economic instability as well as armed conflict in these countries could adversely impact our ability to write new business originating in these countries. Such adverse impact, if significant, could reduce our earned premiums and, accordingly, could reduce our net income.

The loss of any of our key employees or our inability to retain them could negatively impact our business.

        Our success substantially depends upon our ability to attract and retain qualified employees and upon the ability of our senior management and other key employees to implement our business strategy. We believe there are only a limited number of available qualified executives in the business lines in which we compete. We rely substantially upon the services of Michael C. French, our Chief Executive Officer, Scott E. Willkomm, our President, Elizabeth A. Murphy, our Chief Financial Officer, Oscar R. Scofield, the Chief Executive Officer of Scottish Re (U.S.), Inc., Thomas A. McAvity, Jr., our

Chief Investment Officer, J. Clay Moye, the President of Scottish Re (U.S.), Inc. and Clifford J. Wagner, our Chief Actuary. Each of the foregoing members of senior management have employment agreements, and we maintain $5,000,000 key man life insurance policies for each of Mr. French, Mr. Willkomm, Ms. Murphy and Mr. Scofield. We are not aware of any planned departures of any of our senior management. We believe we have been successful in attracting and retaining key personnel since our inception. The loss of the services of members of our senior management, or our inability to hire and retain other talented personnel from the very limited pool of qualified insurance professionals, could delay or prevent us from fully implementing our business strategy which could harm our financial performance.

We are exposed to foreign currency risk.

        Our functional currency is the United States dollar. However, our U.K. subsidiaries, World-Wide Holdings and World-Wide Reassurance, maintain a part of their investment portfolio and operating expense accounts in British pounds and receive other currencies in payment of premiums. All of World-Wide Reassurance's original U.S. business is settled in United States dollars, all Canadian and certain Asia and Middle East business is converted and settled in United States dollars, and all other currencies are converted and settled in British pounds. The results of the business in British pounds are then translated to United States dollars. World-Wide Reassurance attempts to limit substantial exposures to foreign currency risk, but does not actively manage currency risks. To the extent our foreign currency exposure is not properly managed or otherwise hedged, we may experience exchange losses, which in turn would lower our results of operations and harm our financial condition.

Our insurance subsidiaries are highly regulated, and changes in these regulations could harm our business.

        Our insurance and reinsurance subsidiaries are subject to government regulation in each of the jurisdictions in which they are licensed or authorized to do business. Governmental agencies have broad administrative power to regulate many aspects of the insurance business, which may include trade and claim practices, accounting methods, premium rates, marketing practices, advertising, policy forms, and capital adequacy. These agencies are concerned primarily with the protection of policyholders rather than shareholders. Moreover, insurance laws and regulations, among other things:

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  establish solvency requirements, including minimum reserves and capital and surplus requirements;

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  limit the amount of dividends, tax distributions, intercompany loans and other payments our insurance subsidiaries can make without prior regulatory approval;

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  impose restrictions on the amount and type of investments we may hold; and

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  require assessments to pay claims of insolvent insurance companies.

        The National Association of Insurance Commissioners, which we call the NAIC, continuously examines existing laws and regulations. We cannot predict the effect that any NAIC recommendations or proposed or future legislation or rule making in the United States or elsewhere may have on our financial condition or operations.

        If Scottish Annuity or any of our subsidiaries were to become subject to the laws of a new jurisdiction where Scottish Annuity or that subsidiary is not presently admitted, they may not be in compliance with the laws of the new jurisdiction. Any failure to comply with applicable laws could result in the imposition of significant restrictions on our ability to do business, and could also result in fines and other sanctions, any or all of which could harm our financial results and operations.

Life reinsurance and wealth management are highly competitive industries, which could limit our ability to gain or maintain our competitive position.

        The life reinsurance industry is highly competitive, and we encounter significant competition from other reinsurance companies, as well as competition from other providers of financial services. Competition in the reinsurance business is based on price, financial strength ratings, reputation, experience, relationships and service. Many of our competitors are significantly larger, have greater financial resources and have longer operating histories than we do. Competition from other reinsurers could adversely affect our competitive position. We consider our major competitors to include Swiss Re, Reinsurance Group of America Inc., Munich American Reassurance Company, ING Reinsurance, Transamerica Reinsurance and Employers Reinsurance Corporation.

        The wealth management business is also highly competitive. Our wealth management products primarily compete with those issued by insurance companies. To the extent that our products provide for management of the underlying separate accounts by independent investment managers, our products compete with mutual funds and other investment or savings vehicles. Many companies offering these products are significantly larger, have longer operating histories, have more extensive distribution capability and have access to greater financial and other resources than we do.

Risks Related to Taxation

If the current U.S. tax treatment of life insurance and annuity products is significantly changed, or if other investments are afforded more favorable tax treatment than under current law, the market for our life insurance, annuity or reinsurance products could suffer as a result.

        The market for many annuity and variable life insurance products for persons subject to U.S. federal income tax is based in large part on the favorable tax treatment these products receive relative to certain other financial products. Any material change in such tax treatment, such as the imposition of a "flat tax" or a national sales tax in lieu of the current U.S. federal income tax structure, the repeal of the estate tax, or the taxation of the "inside build-up" of life insurance or annuity contracts, could significantly reduce the market for our annuity, life insurance, and reinsurance products.

If we are determined to be conducting business in the United States, we could be liable for U.S federal income taxes.

        Scottish Annuity is a holding company organized under the laws of the Cayman Islands with its principal executive office in Bermuda. Scottish Annuity and its non-U.S. subsidiaries believe they have operated and intend to continue operating in a manner such that neither Scottish Annuity nor any of its non-U.S. subsidiaries will be treated as engaging in a trade or business in the United States and thus will not be subject to U.S. federal income taxation on net income. Because there are no definitive standards provided by the Code, regulations or court decisions as to which activities constitute being engaged in the conduct of a trade or business within the United States and as the determination is essentially factual in nature, the United States Internal Revenue Service (which we refer to as the IRS) could contend that Scottish Annuity or one or more of its non-U.S. subsidiaries, are engaged in a trade or business in the United States for U.S. federal income tax purposes, and thus may be subject to U.S. federal income tax and "branch profits" tax on net income. The highest marginal federal income tax rates currently are 35% for a corporation's income that is effectively connected with a U.S. trade or business and 30% for the "branch profits" tax.

If we are treated as a controlled foreign corporation, a passive foreign investment company or if we generate more than a permissible amount of related person insurance income, U.S. persons who own our ordinary shares may be subject to U.S. federal income taxation on our undistributed earnings and may recognize ordinary income upon disposition of our ordinary shares.

        We believe that we were not a controlled foreign corporation, passive foreign investment company nor have we generated an impermissible amount of related person insurance income for the year ended December 31, 2002, nor do we expect to be a controlled foreign corporation, passive foreign investment company or generate an impermissible amount of related person insurance income for the current year. Our shareholders who are U.S. persons may be required to include in gross income for U.S. federal income tax purposes our undistributed earnings if we are treated as a controlled foreign corporation, a passive foreign investment company, or if we have generated more than a permissible amount of related person insurance income. In addition, in certain cases gain on the disposition of our ordinary shares may be treated as ordinary income.

        Controlled Foreign Corporation.    Each U.S. 10% shareholder of a controlled foreign corporation on the last day of the controlled foreign corporation's taxable year generally must include in gross income for U.S. federal income tax purposes such shareholder's pro-rata share of the controlled foreign corporation's subpart F income, even if the subpart F income has not been distributed. For purposes of this discussion, the term "U.S. 10% shareholder" includes only persons who, directly or indirectly (or through the application of certain "constructive" ownership rules), own 10% or more of the total combined voting power of all class of stock of the foreign corporation. In general, a non-U.S. insurance company is treated as a controlled foreign corporation only if such U.S. 10% shareholders collectively own more than 25% of the total combined voting power or total value of the company's capital stock for an uninterrupted period of 30 days or more during any year. At the present time, Pacific Life, Pacific Mutual Holding Company, Pacific LifeCorp and/or any direct or indirect wholly-owned subsidiary of Pacific Mutual Holding Company, each of which we call a Pacific Life Entity, own approximately 16.8% (and are permitted to own up to 24.9%) of our ordinary shares and, as such, are U.S. 10% shareholders. If any other U.S. person acquires 10% or more of our ordinary shares, Scottish Annuity would be treated as a controlled foreign corporation. In order to prevent Scottish Annuity or any of its non-U.S. subsidiaries from being treated as a controlled foreign corporation, our articles of association prohibit the ownership by any person of shares that would equal or exceed 10% (or that would exceed 24.9% in the case of the Pacific Life Entities) of any class of the issued and outstanding Scottish Annuity shares and provide a "voting cutback" that would, in certain circumstances, reduce the voting power with respect to Scottish Annuity shares to the extent necessary to prevent the Pacific Life Entities from owning more than 24.9% of the voting power of Scottish Annuity, and any other shareholder owning more than 9.9% of the voting power of Scottish Annuity. We believe, based upon information made available to us and to LeBoeuf, Lamb, Greene & MacRae, L.L.P. regarding our existing shareholder base and upon the advice of LeBoeuf, Lamb, Greene & MacRae, L.L.P., that the dispersion of our share ownership (other than with respect to the Pacific Life Entities) and the provisions of our articles of association restricting the transfer, issuance and voting power of our ordinary shares should prevent any person (other than the Pacific Life Entities) from becoming a U.S. 10% shareholder of Scottish Annuity and/or its non-U.S. subsidiaries, however, some of these provisions have not been directly passed on by the IRS, or by any court, in this context. If, in addition to Pacific Life, a U.S. person were to become a U.S. 10% shareholder of Scottish Annuity and/or its non-U.S. subsidiaries in the future, the share ownership of such person together with that of the Pacific Life Entities would cause Scottish Annuity and/or its non-U.S. subsidiaries to be treated as controlled foreign corporations and such U.S. 10% shareholder would be required to include in gross income its allocable share of Subpart F income of Scottish Annuity and/or its non-U.S. insurance subsidiaries.

        Related Person Insurance Income.    If Scottish Annuity's related person insurance income determined on a gross basis were to equal or exceed 20% of its gross insurance income in any taxable year, direct or indirect insureds and persons related to such insureds were directly or indirectly to own 20% or more of the voting power or value of Scottish Annuity's capital stock, and U.S. persons directly or indirectly own collectively 25% or more of our ordinary shares (without regard to whether any U.S. person is a U.S. 10% shareholder), such U.S. persons who own our ordinary shares on the last day of the taxable year would be required to include the U.S. person's pro-rata share of Scottish Annuity's related person insurance income for the taxable year in his or her gross income for U.S. federal income tax purposes, determined as if such related person insurance income were distributed proportionately to such U.S. person at that date. Related person insurance income is generally underwriting premium and related investment income attributable to insurance or reinsurance policies when the direct or indirect insureds are direct or indirect U.S. shareholders or are related to such direct or indirect U.S. shareholders. Although Pacific Life is currently a U.S. person that is considered to own indirectly more than 20% of the voting power and value of one of two companies that provide it with reinsurance, World-Wide Reassurance, a wholly owned indirect subsidiary of Scottish Annuity, we do not believe that the 20% gross insurance income threshold has been met. If this is not, or will not continue to be, the case, a person who is a direct or indirect U.S. shareholder would be required to include such person's pro-rata share of Scottish Annuity's related person insurance income for this taxable year.

        Dispositions of Our Ordinary Shares.    If we are considered to be a controlled foreign corporation, any gain from the sale or exchange by a U.S. 10% shareholder of our ordinary shares may be treated as ordinary income to the extent of our earnings and profits during the period that such shareholder held our shares (with certain adjustments).

        If we are considered to have related person insurance income and U.S. persons in the aggregate (without regard to whether any such shareholder is a U.S. 10% shareholder) own 25% or more of the voting power or value of our ordinary shares, any gain from the disposition by a U.S. shareholder of our ordinary shares will generally be treated as ordinary income to the extent of such U.S. shareholder's portion of the corporation's undistributed earnings and profits that were accumulated during the period that the U.S. shareholder owned the shares. In addition, such U.S. shareholder will be required to comply with certain reporting requirements, regardless of the amount of shares owned directly or indirectly. However, because Scottish Annuity is not itself directly engaged in the insurance business and because proposed U.S. Treasury regulations applicable to this situation appear to apply only to sales of shares of corporations that are directly engaged in the insurance business, we do not believe that sale of Scottish Annuity shares will be subject to these rules. The IRS, however, could interpret the proposed regulations, or the proposed regulations could be promulgated in final form, in a manner that would cause these rules to apply to dispositions of our ordinary shares.

        Passive Foreign Investment Company.    In order to avoid significant potential adverse U.S. federal income tax consequences for any U.S. person who owns our ordinary shares, we must not be subject to treatment as a passive foreign investment company, referred to as a PFIC, in any year in which such U.S. person is a shareholder. In general, a non-U.S. corporation is a PFIC for a taxable year if 75% or more of its income constitutes passive income or 50% or more of its assets produce passive income. Passive income generally includes interest, dividends and other investment income. Passive income does not, however, include income derived in the active conduct of an insurance business by a corporation that is predominantly engaged in an insurance business. This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. Although we believe that Scottish Annuity and its non-U.S. subsidiaries, taken as a whole, are engaged predominantly in insurance and reinsurance activities that involve significant risk transfer and that are otherwise activities of a type normally undertaken by insurance or reinsurance companies, and do not expect to have financial reserves in excess of the reasonable needs of their insurance businesses, it is possible that the IRS could take the position that we are a PFIC. Although we do not believe that we are or will be a passive foreign investment company, the IRS or a court could concur that we are a passive foreign investment company with respect to any given year.

If we are a controlled foreign corporation or if we generate related person insurance income, U.S. tax-exempt organizations who own our ordinary shares may recognize unrelated business taxable income.

        A U.S. tax-exempt organization may recognize unrelated business taxable income if a portion of our insurance income is allocated to the organization. In general, insurance income will be allocated to a U.S. tax-exempt organization if either we are a controlled foreign corporation and the tax-exempt shareholder is a U.S. 10% shareholder or there is related person insurance income and certain exceptions do not apply. Although we do not believe that any U.S. persons will be allocated subpart F insurance income, potential U.S. tax-exempt investors are advised to consult their own tax advisors.

If changes in U.S. tax laws are retroactive, we and/or U.S. persons who own our ordinary shares could be subject to U.S. income taxation on our undistributed earnings.

        The tax laws and interpretations regarding whether a company is engaged in a U.S. trade or business, is a controlled foreign corporation, has related party insurance income or is a passive foreign investment company are subject to change, possibly on a retroactive basis. There are currently no regulations regarding the application of the passive foreign investment company rules to an insurance company and the regulations regarding related party insurance income are still in proposed form. New regulations or pronouncements interpreting or clarifying such rules will likely be forthcoming from the IRS. We are not able to predict if, when or in what form such guidance will be provided and whether such guidance will have a retroactive effect.

If we do not receive further undertakings from the Cayman Islands, we may become subject to taxes in the Cayman Islands in the future.

        Scottish Annuity and our Cayman Islands subsidiaries have received undertakings from the Governor-in-Council of the Cayman Islands pursuant to the provisions of the Tax Concessions Law, as amended (1999 Revision), that until the year 2018 with respect to Scottish Annuity and Scottish Annuity & Life Insurance Company (Cayman) Ltd., and until the year 2014 with respect to The Scottish Annuity Company (Cayman) Ltd., (1) no subsequently enacted law imposing any tax on profits, income, gains or appreciation shall apply to Scottish Annuity and its Cayman Islands subsidiaries and (2) no such tax and no tax in the nature of an estate duty or an inheritance tax shall be payable on any shares, debentures or other obligations of Scottish Annuity and its Cayman Islands subsidiaries. We could be subject to Cayman Islands taxes after the applicable dates.

If Bermuda law changes, we may become subject to taxes in Bermuda in the future.

        Bermuda currently imposes no income tax on corporations. The Bermuda Minister of Finance, under The Exempted Undertakings Tax Protection Act 1966 of Bermuda, has assured us that if any legislation is enacted in Bermuda that would impose tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax will not be applicable to our Bermuda subsidiaries until March 28, 2016. Our Bermuda subsidiaries could be subject to Bermuda taxes after that date.

        Scottish Annuity recently moved its principal place of business to Bermuda. In connection with this move, Scottish Annuity has received an assurance from the Bermuda Minister of Finance similar to that described above with respect to our Bermuda subsidiaries. We could be subject to Bermuda tax after March 28, 2016.

The impact of letters of commitment from Bermuda and the Cayman Islands to the Organization for Economic Cooperation and Development to eliminate harmful tax practices may impact us.

        The Organization for Economic Cooperation and Development, which is commonly referred to as the OECD, has published reports and launched a global dialogue among member and non-member countries on measures to limit harmful tax competition. These measures are largely directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. In the OECD's report dated June 26, 2000, Bermuda and the Cayman Islands were not listed as tax haven jurisdictions because they had previously signed a letter committing themselves to eliminate harmful tax practices by the end of 2005 and to embrace international tax standards for transparency, exchange of information and the elimination of any aspects of the regimes for financial and other services that attract business with no substantial domestic activity. We are not able to predict what changes will arise from the commitment or what effect such changes will have on us.

Risks Related to This Offering

Your right to receive payments on these notes will be effectively subordinated to our future secured creditors.

        The notes represent unsecured obligations of Scottish Annuity. Accordingly, holders of our secured indebtedness will have claims that are superior to your claims as holders of the notes to the extent of the value of the assets securing that other indebtedness. Any future borrowings under our two credit facilities will be secured and senior to the notes. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of secured indebtedness will have superior claim to those of our assets that constitute their collateral. If any of the foregoing events occur, it is possible that there will be insufficient assets to pay amounts due on the notes. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. As a result, holders of notes may receive less, ratably, than holders of secured indebtedness.

Your right to receive payments on these notes will be effectively subordinated to the creditors of our subsidiaries.

        In addition, we are a holding company and conduct substantially all our operations through our subsidiaries. As a result, holders of the notes will be effectively subordinated to the debt and other liabilities of our subsidiaries. Therefore, in the event of the insolvency or liquidation of a subsidiary, following payment by such subsidiary of its liabilities, such subsidiary may not have sufficient remaining assets to make payments to us as a shareholder or otherwise. In the event of a default by a subsidiary under any credit arrangement or other indebtedness, its creditors could accelerate such debt, prior to such subsidiary distributing amounts to us that we could have used to make payments on the notes. In addition, if we caused a subsidiary to pay a dividend to us to make payment on the notes, and such dividend were determined to be either made in breach of the relevant corporate laws or a fraudulent transfer, holders of the notes would be required to return the payment to the subsidiary's creditors.

        Our subsidiaries will be able to incur substantial additional indebtedness in the future, which may be senior to the notes. The terms of the notes do not impose any limitation on our subsidiaries' ability to incur such additional debt.

We may incur additional indebtedness that may adversely affect our ability to meet our financial obligations under the notes.

        The terms of the notes do not impose any limitation on our ability to incur additional debt. We may incur additional indebtedness in the future, which could have important consequences to holders of the notes, including the following:

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  we could have insufficient cash to meet our financial obligations, including our obligations under the notes;

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  our ability to obtain additional financing for working capital, capital expenditures or general corporate purposes may be impaired; and

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  a significant degree of debt could make us more vulnerable to changes in general economic conditions and also could affect the financial strength ratings of our insurance subsidiaries.

Because the indenture under which the notes will be issued contains no financial covenants, holders of the notes may not be protected in the event we are involved in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction in the future.

        The indenture under which the notes will be issued may not sufficiently protect holders of notes in the event we are involved in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction. The indenture does not contain:

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  any provision restricting us or any of our subsidiaries from incurring, assuming or being liable with respect to any indebtedness or other obligations, whether secured or unsecured, or from paying dividends or making other distributions on capital stock or from purchasing or redeeming capital stock;

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  any restrictions on the ability of our subsidiaries to issue securities that would be senior to the common stock or ordinary shares, as the case may be, of the subsidiary held by us;

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  any financial ratios or specified level of net worth to which we or our subsidiaries must adhere;

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  any restrictions on our ability to pledge our assets or collateral or otherwise encumber our assets; or

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  any restrictions on our ability to contribute our assets to our insurance subsidiaries.

As a holding company, we will depend on our subsidiaries for funds to meet our payment obligations under the notes.

        As a holding company, we conduct substantially all of our operations through our subsidiaries. This means that we are dependent on dividends, other distributions, loans or other payments of funds from our subsidiaries to meet our obligations under the notes. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, the ability of our subsidiaries to pay dividends or make distributions or returns of capital to us is affected by credit agreements, rating agencies, and capital support agreements with our subsidiaries. Restrictions on our subsidiaries' ability to pay dividends or to make other cash payments to us may materially affect our ability to pay principal and interest on its indebtedness and dividends on the ordinary shares we may issue upon a conversion of the notes.

        Our subsidiaries are permitted under the terms of the note and our indebtedness to incur additional indebtedness that may severely restrict or prohibit the making of distributions, the payment of dividends or the making of loans by our subsidiaries to us. It is possible that the agreements governing the current and future indebtedness of our subsidiaries will restrict our subsidiaries from providing us with sufficient dividends, distributions or loans to fund payments on these notes when due.

        In addition, the ability of our insurance subsidiaries to pay cash dividends to us is restricted under applicable insurance law and regulations. If insurance regulators at any time determine that payment of a dividend or any other payment to an affiliate would be detrimental to an insurance subsidiary's policyholders or creditors, because of the financial condition of the insurance subsidiary or otherwise, the regulators may block dividends or other payments to affiliates that would otherwise be permitted without prior approval.

We may be unable to repurchase the notes upon a change of control or at the option of the noteholders.

        Each holder of the notes may require us to repurchase all or a portion of that holder's notes if a change of control, as defined in the indenture, of Scottish Annuity occurs, or on December 6, 2006, December 1, 2010, December 1, 2012 and December 1, 2017. Under the terms of the indenture, we may pay the repurchase price in cash or, if we satisfy certain conditions, in our ordinary shares or a combination of cash and our ordinary shares.

        Upon a repurchase request, we may not have sufficient funds to pay the repurchase price in cash and we may be unable to satisfy all the conditions to pay in ordinary shares or a combination of cash and ordinary shares. If we do not have sufficient funds on hand or available to us through the declaration and payment of dividends by our subsidiaries, we will need to seek additional financing to obtain the cash required to pay the repurchase price. Additional financing may not be available to us in the amounts necessary. As a holding company, we are dependent upon dividends and any other permitted payments from our subsidiaries to enable us to pay dividends and to service outstanding debt, including the notes.

There is no public market for the notes, and transfers of the notes or ordinary shares being sold pursuant to this prospectus may be restricted.

        The notes are a new issue of securities for which there is currently no public market. Although the notes that were sold to qualified institutional buyers under Rule 144A are eligible for trading on the PORTAL market, any notes resold under this prospectus will no longer trade on the PORTAL market. We do not intend to list the notes on any national securities exchange or automated quotation system. No assurance can be given that an active trading market for the notes will develop or as to the liquidity or sustainability of any such market. Future trading prices for the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Accordingly, no assurance can be given as to your ability to sell your notes or the price at which you will be able to sell them.

        Even though we have registered the notes and the ordinary shares being sold pursuant to this prospectus, we have the right, pursuant to the registration rights agreements relating to such securities, to suspend the use of the shelf registration statement in certain circumstances. Such circumstances might include the occurrence of a material corporate development that we would have to disclose in a post-effective amendment. In the event of such a suspension, you will not be able to sell any such securities except in transactions that are exempt from the registration requirements of the Securities Act and hedging transactions may not be conducted unless in compliance with the Securities Act. If no such exemption is available, you will not be able to sell such securities.

The price of our ordinary shares and, therefore, the price of the notes, may be subject to fluctuations and volatility.

        The market price of our ordinary shares has been subject to fluctuations. During the years ended December 2001 and 2002 the sales prices of our ordinary shares has ranged from $11.13 to $21.63. During the period from January 1, 2003 to April 3, 2003 the market price has varied from $16.68 to $17.90. See "Market Prices and Dividends" for further details of the range of closing closing sales prices of our ordinary shares. These fluctuations could continue and could cause fluctuations in the price of the notes. Among the factors that could affect the price of our ordinary shares are those discussed above as well as:

  •
  actual or anticipated variations in our operating results;

  •
  introductions of innovations, new services or products or significant price reductions by us or our competitors;

  •
  changes in financial reports by securities analysts;

  •
  the occurrence of major catastrophic events; and

  •
  general market conditions.

        The stock markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our ordinary shares and of the notes.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to the notes could cause the liquidity or market value of the notes to decline significantly.

        The notes have been rated "bbb-" by A.M. Best, "BBB" by Fitch Ratings, "Baa2" by Moody's and "BBB-" by Standard & Poor's. There can be no assurance that any rating assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely if in the judgment of one or more rating agencies future circumstances relating to that basis of the rating, such as adverse changes in our business, so warrant.

Our ordinary shares are subject to voting and transfer limitations.

        Under our articles of association, our board of directors (or its designee) is required to decline to register any transfer of shares, including ordinary shares, if our directors have any reason to believe that such transfer would result in a person (or any group of which such person is a member) beneficially owning, directly or indirectly, 10% or more of any class of our shares, except that Pacific Life Entities are permitted to transfer ordinary shares to other Pacific Life Entities, so long as the number of shares beneficially owned directly or indirectly by the Pacific Life Entities in the aggregate does not exceed 24.9% of the ordinary shares. Similar restrictions apply to issuances and repurchases of shares by us. Our directors (or their designee) also may, in their absolute discretion, decline to register the transfer of any shares if they have reason to believe that such transfer may expose us, our subsidiaries or shareholders or any person insured or reinsured or proposing to be insured or reinsured by us to adverse tax or regulatory treatment in any jurisdiction or if they have reason to believe that registration of such transfer under the Securities Act of 1933, under any state "blue sky" or other U.S. securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected. A transferor of ordinary shares will be deemed to own such shares for dividend, voting and reporting purposes until a transfer of such ordinary shares has been registered on our register of members. We are authorized to request information from any holder or prospective acquiror of ordinary shares as necessary to effect registration of any such transaction, and may decline to register any such transaction if complete and accurate information is not received as requested.

        In addition, our articles of association generally provide that any person (or any group of which such person is a member) other than the Pacific Life Entities, holding directly, or by attribution, or otherwise beneficially owning our voting shares carrying 10% or more of the total voting rights attached to all of our outstanding voting shares, will have the voting rights attached to its voting shares reduced so that it may not exercise more than approximately 9.9% of such total voting rights. In addition, in the event the Pacific Life Entities hold directly or by attribution or otherwise beneficially own voting shares with more than 24.9% of the total voting rights of our voting shares, the voting rights of the Pacific Life Entities will be reduced so that they may not exercise in the aggregate more than approximately 24.9% of the total voting rights of our voting shares at any given time. Because of the attribution provisions of the Code and the rules of the SEC regarding determination of beneficial ownership, this requirement may have the effect of reducing the voting rights of a shareholder whether or not such shareholder directly holds of record 10% or more of our voting shares. Further, our board of directors (or its designee) has the authority to request from any shareholder certain information for the purpose of determining whether such shareholder's voting rights are to be reduced. Failure to respond to such a notice, or submitting incomplete or inaccurate information, gives our board of directors (or its designee) discretion to disregard all votes attached to such shareholder's ordinary shares.

        As a result of the provisions of our articles of association, as well as the provisions of Delaware law, in the event that an exercise of a conversion right by a noteholder other than a Pacific Life Entity would result in the ownership by such holder, taking into account direct or indirect ownership rules discussed above, of 10% or more of the total voting rights attached to all of our outstanding voting shares, we will elect to deliver cash in lieu of ordinary shares in an amount sufficient so that such holder will not, as a result of the conversion, own 10% or more of our outstanding voting shares. In the case of a noteholder that is a Pacific Life Entity we will limit the number of ordinary shares issued upon conversion so that all Pacific Life Entities will not own more than 24.9% of our outstanding voting shares.

Our articles of association make it difficult to replace directors and to effect a change of control; a large shareholder may have significant influence over potential change in control transactions.

        Our articles of association contain certain provisions that make it more difficult for the shareholders to replace directors even if the shareholders consider it beneficial to do so. In addition, these provisions may make more difficult the acquisition of control of Scottish Annuity by means of a tender offer, open market purchase, a proxy fight or otherwise, including by reason of the limitation on transfers of ordinary shares and voting rights described above. While these provisions are designed to encourage persons seeking to acquire control to negotiate with our board of directors, they could have the effect of discouraging a prospective purchaser from making a tender offer or otherwise attempting to obtain control and may prevent a shareholder from receiving the benefit from any premium over the market price of our ordinary shares offered by a bidder in a potential takeover.

        Examples of provisions in our articles of association that could have such an effect include:

  •
  election of our directors is staggered, meaning that the members of only one of three classes of our directors are elected each year;

  •
  the total voting power of any shareholder owning 10% or more of the total voting rights attached to our ordinary shares will be reduced to approximately 9.9% of the total voting rights of our ordinary shares;

  •
  our directors must decline to register the transfer of ordinary shares on our share register that would result in a person owning 10% or more of any class of our shares and may declined certain transfers that they believe may have adverse tax or regulatory consequences;

  •
  shareholders do not have the right to act by written consent; and

  •
  our directors have the ability to change the size of the board of directors.

        Pacific Life owns approximately 16.8% of our outstanding ordinary shares. In addition, pursuant to a stockholder agreement, Pacific Life has the right to nominate two persons for election to our board of directors so long as Pacific Life and its affiliates own at least 15% of our outstanding ordinary shares and one such person so long as they own at least 10%. Pacific Life's share ownership and ability to nominate persons for election to our board of directors might provide Pacific Life with significant influence over potential change in control transactions.

        Even in the absence of an attempt to effect a change in management or a takeover attempt, these provisions may adversely affect the prevailing market price of our ordinary shares if they are viewed as discouraging changes in management and takeover attempts in the future.

Applicable insurance laws make it difficult to affect a change of control.

        Under applicable Delaware insurance laws and regulations, no person may acquire control of Scottish Annuity or Scottish Re (U.S.), Inc., our Delaware insurance subsidiary, unless that person has filed a statement containing specified information with the Delaware Insurance Commissioner and approval for such acquisition is obtained. Under applicable laws and regulations, any person acquiring, directly by stock ownership or indirectly (by revocable proxy or otherwise), 10% or more of the voting stock of any other person is presumed to have acquired control of such person, and a person who beneficially acquires 10% or more of our ordinary shares without obtaining the approval of the Delaware Insurance Commissioner would be in violation of Delaware's insurance holding company act and would be subject to injunctive action requiring disposition or seizure of the shares and prohibiting the voting of such shares, as well as other action determined by the Delaware Insurance Commissioner.

        In addition, many state insurance laws require prior notification to the state insurance department of a change in control of a non-domiciliary insurance company licensed to transact insurance in that state. While these pre-notification statutes do not authorize the state insurance departments to disapprove the change in control, they authorize regulatory action in the affected state if particular conditions exist such as undue market concentration. Any future transactions that would constitute a change in control of us or Scottish Re (U.S.), Inc. may require prior notification in the states that have pre-acquisition notification laws.

The market price of our ordinary shares could decrease due to the significant number of ordinary shares eligible for future sale.

        As of March 17, 2003, we had 26,944,290 ordinary shares outstanding, 4,532,380 of which were held by Pacific Life and not registered under the Securities Act. In addition, we had options outstanding to purchase an aggregate of 3,386,269 ordinary shares, Class A Class B warrants to purchase an aggregate of 3,050,000 ordinary shares and 5,297,098 ordinary shares are issuable upon conversion of the Senior Convertible Notes. Both Pacific Life and the holders of our Class A and Class B warrants have the right to demand registration of their ordinary shares for sale under the Securities Act and to piggyback onto any registration initiated by us or another holder. Pacific Life and all of the holders of the Class A and Class B warrants have exercised their piggyback registration rights with respect to the shelf registration statement of which this prospectus is a part.

        We cannot predict the effect, if any, that future sales of our ordinary shares, or the availability of ordinary shares for future sale, will have on the market price of the ordinary shares prevailing from time to time. Sales of substantial amounts of ordinary shares in the public market following the offering, or the perception that such sales could occur, could lower the market price of our ordinary shares and may make it more difficult for us to sell our equity securities in the future at a time and at a price which we deem appropriate. If the persons holding the Class A warrants, Class B warrants or options cause a large number of the ordinary shares underlying such securities to be sold in the market, or if Pacific Life were to sell a large number of their ordinary shares, such sales could cause a decline in the market price for the ordinary shares.

Investors may have difficulties in suing or enforcing judgments against us in the United States.

        Scottish Annuity is a holding company organized under the laws of the Cayman Islands with its principal executive office in Bermuda. Certain of our directors and officers are residents of various jurisdictions outside the United States. All or a substantial portion of our assets and those of such directors and officers, at any one time, are or may be located in jurisdictions outside the United States. Although we have irrevocably agreed that we may be served with process in New York, New York with respect to actions arising out of or in connection with violations of United States Federal securities laws relating to offers and sales of notes made hereby, it could be difficult for investors to effect service of process within the United States on our directors and officers who reside outside the United States or to recover against us or such directors and officers on judgments of United States courts predicated upon the civil liability provisions of the U.S. federal securities laws.

FORWARD LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into this prospectus contain certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include information with respect to our financial condition, our results of operations and businesses and the expected impact of this offering on our financial condition. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "continue," "project" and similar expressions, as well as statements in the future tense, identify forward-looking statements.

        These forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include:

  •
  uncertainties relating to the ratings accorded to our insurance subsidiaries;

  •
  the risk that our risk analysis and underwriting may be inadequate;

  •
  exposure to mortality experience which differs from our assumptions;

  •
  risks arising from our investment strategy, including risks related to the market value of our investments, fluctuations in interest rates and our need for liquidity;

  •
  uncertainties arising from control of our invested assets by third parties;

  •
  developments in global financial markets that could affect our investment portfolio and fee income;

  •
  changes in the rate of policyholder withdrawals or recapture of reinsurance treaties;

  •
  the risk that our retrocessionaires may not honor their obligations to us;

  •
  terrorist attacks on the United States and the impact of such attacks on the economy in general and on our business in particular;

  •
  political and economic risks in developing countries;

  •
  the impact of acquisitions, including the ability to successfully integrate acquired businesses, the competing demands for our capital and the risk of undisclosed liabilities;

  •
  loss of the services of any of our key employees;

  •
  losses due to foreign currency exchange rate fluctuations;

  •
  uncertainties relating to government and regulatory policies (such as subjecting us to insurance regulation or taxation in additional jurisdictions);

  •
  the competitive environment in which we operate and associated pricing pressures; and

  •
  changes in accounting principles.

        The effects of these factors are difficult to predict. New factors emerge from time to time and we cannot assess the potential impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date of this prospectus and we do not undertake any obligation, other than as may be required under the Federal securities laws, to update any forward-looking statement to reflect events or circumstances after the date of such statement or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

        We will not receive any of the proceeds from the sales by any selling securityholders of notes or ordinary shares under this prospectus.

MARKET PRICES AND DIVIDENDS

        Our ordinary shares have been traded on the New York Stock Exchange under the symbol "SCT" since January 23, 2002. Prior to that time our ordinary shares were listed and traded on the Nasdaq National Market under the symbol "SCOT" since November 24, 1998. As of March 17, 2003, our ordinary shares were held of record by approximately 30 persons. This table shows for the indicated periods the high and low closing sales prices per share for our ordinary shares, as reported in The Wall Street Journal, and dividends declared per share.

	High	Low	Per Share Dividend
Year Ended December 31, 2000
First Quarter	$9.000	$7.563	$.05
Second Quarter	9.125	6.781	.05
Third Quarter	9.875	8.375	.05
Fourth Quarter	12.063	8.000	.05
Year Ended December 31, 2001
First Quarter	$16.500	$11.125	$.05
Second Quarter	17.600	13.000	.05
Third Quarter	18.900	13.900	.05
Fourth Quarter	19.350	15.000	.05
Year Ended December 31, 2002
First Quarter	$19.000	$15.890	$.05
Second Quarter	21.630	18.530	.05
Third Quarter	19.000	13.900	.05
Fourth Quarter	19.050	16.500	.05
Period Ended April 3, 2003
Period from January 1, 2003 until April 3, 2003	$17.900	$16.680	$—

        Our dividend decisions are based on a number of factors, including our operating requirements and the impact of regulatory restrictions on the ability of our subsidiaries to pay dividends or advance funds to us. Our subsidiaries are restricted in the amount of dividends they can pay us. See "Risk Factors—Risks related to the offering—As a holding company, we will depend on our subsidiaries for funds to meet our payment obligations under the notes."

DESCRIPTION OF THE SECURITIES

        When we refer to "Scottish Annuity", "we", "our" or "us" in this section, we refer only to Scottish Annuity & Life Holdings, Ltd., a Cayman Islands exempted company, and not any of its current or future subsidiaries.

The Ordinary Shares

        You can find a description of our ordinary shares in our registration statement on Form 8-A filed with the SEC on January 16, 2002.

The Notes

        We issued $100,000,000 in aggregate principal amount of notes on November 22, 2002, and $15,000,000 in aggregate principal amount of notes on November 27, 2002, pursuant to the exercise of an overallotment option, at an issue price of $1,000 per note in a private placement. We issued the notes under an indenture, dated as of November 22, 2002, between us and The Bank of New York, as trustee. Initially, The Bank of New York will also act as paying agent and conversion agent for the notes. The terms of the notes include those provided in the indenture and those provided in the registration rights agreement, which we entered into with Bear Stearns & Co. Inc. and Putnam Lovell Securities Inc.

        The following description is only a summary of the material provisions of the notes, the indenture and the registration rights agreement. We urge you to read these documents in their entirety because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the registration rights agreement will be available to you upon request.

Brief Description of the Notes

        The notes offered hereby:

  •
  bear interest at a per year rate of 4.50% payable semi-annually on each June 1 and December 1, beginning June 1, 2003;

  •
  accrue additional amounts if we fail to comply with certain obligations as set forth below under "—Registration Rights";

  •
  are issued only in denominations of $1,000 principal amount and whole multiples thereof;

  •
  are our general unsecured obligations, ranking equally with all of our other existing and future unsecured senior indebtedness and senior in right of payment with all of our future subordinated indebtedness; as indebtedness of Scottish Annuity, the notes will be effectively subordinated to all indebtedness and liabilities of our subsidiaries;

  •
  are convertible into our ordinary shares initially at a conversion rate of 46.0617 ordinary shares per $1,000 principal amount of notes (equivalent to an initial conversion price of $21.71 per ordinary share), subject to our right to deliver, in lieu of our ordinary shares, cash or a combination of cash and our ordinary shares, in each case under the conditions and subject to such adjustments as are described under "—Conversion Rights";

  •
  are redeemable at our option in whole or in part beginning on December 6, 2006, at a redemption price equal to 100% of the principal amount of the notes plus accrued and unpaid interest and additional amounts, if any, to, but not including, the redemption date;

  •
  are subject to repurchase by us upon a change of control of Scottish Annuity or at a holder's option on December 6, 2006, December 1, 2010, December 1, 2012 and December 1, 2017, at a

    repurchase price equal to 100% of the principal amount of the notes plus accrued and unpaid interest and additional amounts, if any, to, but not including, the repurchase date; and

  •
  are due on December 1, 2022 unless earlier converted, redeemed by us at our option or repurchased by us at a holder's option.

        The indenture does not contain any financial covenants and does not restrict us from paying dividends, incurring additional indebtedness or issuing or repurchasing our other securities. The indenture also does not protect a holder of notes in the event of a highly leveraged transaction or a change of control of Scottish Annuity, except to the extent described under "—Repurchase of Notes at the Option of Holders—Change of Control Put" below.

        No sinking fund is provided for the notes and the notes will not be subject to defeasance. The notes will be issued only in registered form, without coupons, in denominations of $1,000 principal amount and whole multiples thereof.

        A holder of notes may present definitive notes for conversion and registration of transfer or exchange at an office or agency of our paying agent in New York City, which shall initially be the principal corporate trust office of the trustee currently located at 101 Barclay Street, 21st Floor, New York, New York 10286. For information regarding conversion and registration of transfer or exchange of global notes, see "—Form, Denomination and Registration".

        A holder of notes may not sell or otherwise transfer the notes or the ordinary shares issuable upon conversion of the notes except in compliance with the provisions set forth below under "Transfer Restrictions" and "—Registration Rights".

Interest

        The notes bear interest at a rate of 4.50% per year from November 22, 2002. We will pay interest semi-annually on June 1 and December 1 of each year, beginning June 1, 2003, to the holders of record at 5:00 p.m., New York City time, on the preceding May 15 and November 15, respectively. There are two exceptions to the preceding sentence:

  •
  In general, we will not pay accrued interest on any notes that are converted into our ordinary shares. See "—Conversion Rights". If a holder of notes converts after a record date for an interest payment but prior to the corresponding interest payment date, the holder on the record date will receive on that interest payment date accrued interest on those notes, notwithstanding the conversion of those notes prior to that interest payment date, because that holder will have been the holder of record on the corresponding record date. However, at the time that holder surrenders notes for conversion, the holder must pay to us an amount equal to the interest and additional amounts, if any, that has accrued and that will be paid on the related interest payment date. The preceding sentence does not apply, however, to a holder that converts notes that are called by us for redemption after a record date for an interest payment but prior to the corresponding interest payment date. Accordingly, if we elect to redeem notes on a date that is after a record date but prior to the corresponding interest payment date and a holder of notes chooses to convert those notes, the holder will not be required to pay us, at the time that holder surrenders those notes for conversion, the amount of interest it will receive on the interest payment date.

  •
  We will pay interest to a person other than the holder of record on the record date if we elect to redeem the notes on a date that is after a record date but on or prior to the corresponding interest payment date. In this instance, we will pay accrued interest on the notes being redeemed to, but not including, the redemption date to the same person to whom we will pay the principal of those notes.

Except as provided below, we will pay interest on:

  •
  global notes to DTC in immediately available funds;

  •
  any definitive notes having an aggregate principal amount of $5 million or less by check mailed to the holders of those notes; and

  •
  any definitive notes having an aggregate principal amount of more than $5 million by wire transfer in immediately available funds if requested by the holders of those notes.

        At maturity, interest on the definitive notes will be payable at the principal corporate trust office of the trustee presently located at 101 Barclay Street, 21st Floor, New York, New York 10286.

        Interest generally will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Conversion Rights

General

        A holder may convert any outstanding notes, subject to the conditions described below, initially at a conversion rate of 46.0617 ordinary shares per $1,000 principal amount of the notes. This reflects an initial conversion price of $21.71. The conversion price, and thus the conversion rate, is subject to adjustment as described below. As of the date of this prospectus, there have been no adjustments to this conversion price. A holder may convert notes only in denominations of $1,000 principal amount and whole multiples thereof.

        A holder may surrender notes for conversion prior to the stated maturity only under the following circumstances:

  •
  during any conversion period, as defined below, if the sale price of our ordinary shares for at least 20 trading days in the period of 30 consecutive trading days ending on the first day of the conversion period exceeds 120% of the conversion price in effect on that 30th trading day;

  •
  during any period in which the notes are rated by either Moody's Investors Service, Inc. or Standard & Poor's Rating Group and the credit rating assigned to the notes by either rating agency is downgraded by two levels or more, suspended or withdrawn, provided that we have no obligation to have the notes rated;

  •
  if we have called those notes for redemption; or

  •
  upon the occurrence of the specified corporate transactions discussed below.

        The conversion agent will, on our behalf, determine if the notes are convertible and notify the trustee and us accordingly. Whenever the notes become convertible, we will promptly notify the holders of notes by first-class mail at their addresses shown in the register of the registrar. In addition, we will publish this information on our website and otherwise publicly disclose it. As of the date of this prospectus, no circumstances triggering a noteholder's rights of conversion have occurred.

        If a holder has exercised its right to require us to repurchase its notes as described under "—Repurchase of Notes at the Option of Holders", the holder may convert its notes only if it withdraws its repurchase notice or change of control repurchase notice, as the case may be, prior to 5:00 p.m., New York City time, on the business day immediately preceding the applicable repurchase date.

Conversion Upon Satisfaction of Market Price Conditions

        A holder will have the right to convert any of its notes during any conversion period if the sale price of our ordinary shares for at least 20 trading days in the period of 30 consecutive trading days ending on the first day of the conversion period exceeds 120% of the conversion price in effect on that 30th trading day.

        The "sale price" of any ordinary share or share of common stock or American Depositary Share on any date means the closing sale price of such security (or if no closing sale price is reported, the average of the bid and ask prices or, if there is more than one bid or ask price, the average of the average bid and the average ask prices) on such date as reported on the New York Stock Exchange or, if such security is not listed on the NYSE, as reported on a national securities exchange or, if such security is not listed on a national securities exchange, as reported by the NASDAQ system or, if such security is not quoted on the NASDAQ system, as determined on the basis of quotations we consider appropriate.

        A "conversion period" will be the period from and including the 30th trading day in a fiscal quarter to, but not including, the 30th trading day in the immediately following fiscal quarter.

Conversion Upon a Credit Rating Event

        A holder will have the right to convert any of its notes at any time during any period in which the notes are rated by either Moody's Investor Service, Inc. or Standard & Poor's Rating Group and the credit rating assigned to the notes by either rating agency is downgraded by two levels or more, suspended or withdrawn, provided that we have no obligation to have the notes rated.

Conversion Upon Notice of Redemption

        A holder will have the right to convert any of its notes we call for redemption at any time prior to 5:00 p.m., New York City time, on the day that is two business days prior to the redemption date. If a holder already has delivered a repurchase notice or a change of control repurchase notice with respect to a note, however, the holder may not surrender that note for conversion until the holder has withdrawn the notice in accordance with the indenture.

Conversion Upon Specified Corporate Transactions

        A holder will have the right to convert any of its notes in the event:

  •
  we distribute to all holders of our ordinary shares certain rights entitling them to purchase, for a period expiring within 60 days, ordinary shares at less than the sale price of the ordinary shares on the business day immediately preceding the announcement of such distribution;

  •
  we elect to distribute to all holders of our ordinary shares, cash or other assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 10% of the sale price of the ordinary shares on the business day preceding the declaration date for the distribution; or

  •
  a change of control (as defined under "—Repurchase of Notes at the Option of Holders—Change of Control Put") occurs.

In any such event, a holder may convert any of its notes at any time after we notify holders of such event:

  •
  in the case of a distribution, until the earlier of 5:00 p.m., New York City time, on the business day immediately preceding the ex-dividend date or the date of our announcement that the distribution will not take place; or

  •
  in the case of a change of control, within 30 days of the change of control notice.

        We will notify holders at least 20 days prior to the ex-dividend date for the distribution or within 30 days of the occurrence of the change of control, as the case may be, of the occurrence of such event. In the case of a distribution, a holder of notes may not convert any of its notes if the holder will otherwise participate in the distribution without conversion.

        In addition, if we are party to a consolidation, merger or binding share exchange pursuant to which our ordinary shares would be converted into cash, securities or other property, a holder may surrender notes for conversion at any time from and after the date which is 15 calendar days prior to date announced by us as the anticipated effective date of the transaction until 15 calendar days after the actual date of the transaction. If we are a party to a consolidation, merger or binding share exchange pursuant to which our ordinary shares are converted into cash, securities or other property, then at the effective time of the transaction, the right to convert a note into ordinary shares will be changed into a right to convert the notes into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted such notes immediately prior to the transaction. If the transaction also constitutes a change of control, the holder can require us to repurchase all or a portion of its notes as described under "—Repurchase of Notes at the Option of Holders—Change of Control Put".

Conversion Procedures

Settlement Upon Conversion

        Upon conversion, we may choose to deliver, in lieu of our ordinary shares, cash or a combination of cash and our ordinary shares as described below.

        As a result of provisions of our articles of association and provisions of Delaware law, in each case currently in effect, in the event that an exercise of a conversion right by a noteholder other than a Pacific Life Entity would result in the ownership by such holder of 10% or more of the total voting rights attached to all of our outstanding voting shares, we intend to choose to pay cash in lieu of our ordinary shares in an amount sufficient so that such holder will not, as a result of the conversion, own 10% or more of our outstanding voting shares. In the case of a noteholder that is a Pacific Life Entity, we intend to choose to limit the number of ordinary shares issued upon conversion so that all Pacific Life Entities will not own more than 24.9% of our outstanding voting shares. See "Risk Factors—Risks Related to This Offering—Our ordinary shares are subject to voting and transfer limitations".

        Conversion Prior To Notice of Redemption or Maturity.    If we choose to satisfy all or any portion of our obligation upon conversion (the "conversion obligation") at any time other than upon notice of redemption or at maturity in cash, we will notify the holder electing to convert through the trustee of the dollar amount to be satisfied in cash (which must be expressed either as a percentage of the conversion obligation or as a fixed dollar amount) at any time on or before the date that is two business days following receipt of the holder's notice of conversion ("cash settlement notice period"). If we timely elect to pay cash for any portion of the conversion obligation, the holder may retract the conversion notice at any time during the two business day period beginning on the day after the final day of the cash settlement notice period ("conversion retraction period"); no such retraction can be made (and a conversion notice shall be irrevocable) if we do not elect to deliver cash in lieu of ordinary shares (other than cash in lieu of fractional shares). If the conversion notice has not been retracted, then settlement (in cash and/or ordinary shares) will occur on the business day following the final day of the period of 20 consecutive trading days beginning on the day after the final day of the conversion retraction period (the "cash settlement averaging period").

        Settlement amounts will be computed as follows:

  •
  If we elect to satisfy the entire conversion obligation in ordinary shares, we will deliver to the holder a number of ordinary shares equal to (i) the aggregate principal amount of notes to be converted divided by 1,000 multiplied by (ii) the conversion rate.

  •
  If we elect to satisfy the entire conversion obligation in cash, we will deliver to the holder cash in an amount equal to the product of:

      —  a number equal to (i) the aggregate principal amount of notes to be converted divided by 1,000 multiplied by (ii) the conversion rate; and

      —  the average sale price of our ordinary shares during the cash settlement averaging period.

  •
  If we elect to satisfy a portion of the conversion obligation in cash, we will deliver to the holder such cash amount ("cash amount") and a number of ordinary shares equal to:

      —  the number of ordinary shares calculated as set forth in the first bullet of this paragraph, minus

      —  the number of ordinary shares that are equal to the quotient of the cash amount divided by the average sale price of our ordinary shares over the cash settlement averaging period.

        Conversion Upon Notice of Redemption or Maturity.    If we choose to satisfy all or any portion of the conversion obligation in cash upon notice of redemption or at maturity, we will notify the holder electing to convert through the trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the conversion obligation or as a fixed dollar amount) at any time on or before the date that is 20 days prior to maturity or redemption. Settlement amounts will be computed in the same manner as set forth above under "Conversion Prior to Notice of Redemption or Maturity" except that the "cash settlement averaging period" shall be the period of 20 consecutive trading days beginning on the day after the maturity date or redemption date, as the case may be. Settlement (in cash and/or shares) will occur on the business day following the final day of such cash settlement averaging period.

Other

        We will not issue fractional shares of ordinary shares upon conversion of the notes. Instead, we will pay the cash value of such fractional shares based upon the sale price of our ordinary shares on the business day immediately preceding the conversion date.

        Except as provided in the next paragraph, upon conversion, we will not make any payment or other adjustment for accrued and unpaid interest and additional amounts, if any, on the notes. In addition, we will not make any payment or other adjustment for dividends on any ordinary shares issued upon conversion of the notes.

        If a holder converts after a record date for an interest payment but prior to the corresponding interest payment date, it will receive on the interest payment date interest and additional amounts, if any, accrued and unpaid on those notes, notwithstanding the conversion of notes prior to the interest payment date, assuming it was the holder of record on the corresponding record date. However, at the time the holder surrenders any notes for conversion, it must pay us an amount equal to the interest and additional amounts, if any, that has accrued and will be paid on the notes being converted on the interest payment date. The preceding sentence does not apply to notes that are converted after being called by us for redemption after a record date for an interest payment date. If in such case prior to the redemption date a holder chooses to convert its notes, it will not be required to pay us at the time it surrenders its notes for conversion the amount of interest and additional amounts, if any, on the notes it will receive on the date that has been fixed for redemption.

        A holder will not be required to pay any taxes or duties relating to the issuance or delivery of our ordinary shares if it exercises its conversion rights, but it will be required to pay any tax or duty which may be payable relating to any transfer involved in the issuance or delivery of the ordinary shares in a name other than its own. Certificates representing ordinary shares will be issued or delivered only after all applicable taxes and duties, if any, payable by such holder have been paid.

Procedures

        To convert interests in a global note, a holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC's conversion program.

        To convert a definitive note, a holder must:

  •
  complete the conversion notice on the back of the note (or a facsimile thereof);

  •
  deliver the completed conversion notice and the note to be converted to the specified office of the conversion agent;

  •
  pay all funds required, if any, relating to interest on the note to be converted to which it is not entitled; and

  •
  pay all taxes or duties, if any, as described in the preceding paragraph.

        The conversion date will be the date on which all of the foregoing requirements have been satisfied. The notes will be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the conversion date. A certificate for the number of our ordinary shares into which the notes are converted and cash in lieu of any fractional shares (and/or cash in lieu of our ordinary shares, if we so elect) will be delivered to such holder as soon as practicable on or after the conversion date.

        To the extent that we have a rights plan in effect upon conversion of the notes into ordinary shares, a holder will receive, in addition to the ordinary shares, the rights under the rights plan whether or not the rights have separated from the ordinary shares at the time of conversion, subject to limited exceptions.

Conversion Price Adjustments

        We will adjust the conversion price if any of the following events occur:

  (1)
  we issue ordinary shares as a dividend or distribution to all holders of our ordinary shares;

  (2)
  we subdivide or combine our ordinary shares;

  (3)
  we issue to all holders of our ordinary shares certain rights or warrants to purchase our ordinary shares, or securities convertible into or exchangeable or exercisable for our ordinary shares, for a period expiring within 60 days at less than the sale price of our ordinary shares on the business day immediately preceding the date of the announcement of such issuance;

  (4)
  we distribute to all holder of our ordinary shares of our capital stock, evidences of our indebtedness or assets, including securities, but excluding:

    •
    dividends or distributions listed in (1) above;

    •
    rights or warrants listed in (3) above;

      •
      dividends and distributions in connection with reclassification, change, consolidation, merger, combination, sale or convergence resulting in a change in the conversion consideration pursuant to the second paragraph; and

      •
      any dividends or distributions paid exclusively in cash;

  (5)
  we make distributions consisting exclusively of cash to all holders of our ordinary shares to the extent that those distributions, combined with:

    •
    all other cash distributions made within the preceding 12 months for which no adjustment has been made, plus

    •
    any cash and the fair market value of other consideration paid for in any tender offers or exchange offers by us or any of our subsidiaries referred to in (6) below for our ordinary shares expiring with the preceding 12 months for which no adjustment has been made, exceed 10% of our market capitalization on the record date for that distribution; our "market capitalization", as of any date, is the product of the sale price of our ordinary shares on such date times the number of shares of our ordinary shares then outstanding; and

  (6)
  we or one of our subsidiaries make purchases of our ordinary shares pursuant to a tender offer or exchange offer for our ordinary shares to the extent such purchases involve an aggregate consideration that, together with:

    •
    any cash and the fair market value of any other consideration paid in any other tender offer by us or any of our subsidiaries for our ordinary shares expiring within the 12 months preceding the tender offer for which no adjustment has been made, plus

    •
    the aggregate amount of any all-cash distributions referred to in (5) above to all holders of our ordinary shares within 12 months preceding the expiration of the tender offer for which no adjustments have been made, exceeds 10% of our market capitalization on the expiration of the tender offer.

        We will not make any adjustment if any dividend, distribution or issuance described above is made or paid to the holders of notes.

        In the event of:

  •
  any reclassification of our ordinary shares;

  •
  a consolidation, merger or binding share exchange involving us; or

  •
  a sale or conveyance to another person or entity of all or substantially all of our property or assets;

in which holders of ordinary shares would be entitled to receive stock, other securities, other property, assets or cash for their ordinary shares, upon conversion of a noteholder's notes such noteholder will be entitled to receive the same type of consideration which such noteholder would have been entitled to receive if such noteholder had converted the notes into our ordinary shares immediately prior to any of these events.

        In the event that we distribute shares of capital stock of one of our subsidiaries, the conversion price will be adjusted, if at all, based on the market value of the subsidiary stock so distributed relative to the market value of our ordinary shares, in each case over a measurement period following the distribution.

        A holder of notes may, in certain circumstances, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion price. See "Certain Tax Considerations—United States—Holders of Notes—Adjustment of Conversion Price".

        To the extent permitted by law, we may, from time to time, reduce the conversion price for a period of at least 20 days if our board of directors determines that this reduction would be in our best interests. Any such determination by our board will be conclusive. We would give holders at least 15 days' notice of any reduction in the conversion price. In addition, we may reduce the conversion price if our board of directors deems it advisable to avoid or diminish any income tax to holders of ordinary shares resulting from any distribution of ordinary shares or similar event.

        We will not be required to make an adjustment in the conversion price unless the adjustment would require a change of at least one percent in the conversion price. However, we will carry forward any adjustments that are less than one percent of the conversion price. Except as described above in this section, we will not adjust the conversion price for any issuance of our ordinary shares or convertible, exchangeable or exercisable securities or rights to purchase our ordinary shares or convertible, exchangeable or exercisable securities.

Payment at Maturity

        Each holder of $1,000 principal amount of the notes shall be entitled to receive $1,000, and accrued and unpaid interest and additional amounts, if any, to, but not including, the maturity date.

Optional Redemption by Us

        Prior to December 6, 2006, the notes will not be redeemable at our option. Beginning on December 6, 2006, we may redeem the notes for cash at any time as a whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the notes plus accrued and unpaid interest and additional amounts, if any, to, but not including, the redemption date. We will give notice of redemption of at least 30 days, but not more than 60 days, by mail to holders of notes. Notes or portions of notes called for redemption will be convertible by the holder at any time prior to 5:00 p.m., New York City time, on the day that is two business days prior to the redemption date.

        If we do not redeem all of the notes, the trustee will select the notes to be redeemed in principal amounts of $1,000 or whole multiples thereof, by lot or on a pro rata basis. If any notes are to be redeemed in part only, we will issue a new note with a principal amount equal to the unredeemed principal portion thereof. If a portion of a holder's notes is selected for partial redemption and the holder converts a portion of its notes, the converted portion will be deemed to be taken from the portion selected for redemption.

Repurchase of Notes at the Option of Holders

Optional Put

        On December 6, 2006, December 1, 2010, December 1, 2012 and December 1, 2017, a holder will have the right to require us to repurchase any outstanding notes for which the holder has properly delivered and not withdrawn a written repurchase notice, subject to certain additional conditions, at a repurchase price equal to 100% of the principal amount of those notes plus accrued and unpaid interest and additional amounts, if any, on those notes to, but not including, the applicable repurchase date. We may pay the repurchase price in cash, ordinary shares or a combination of cash and ordinary shares, at our option.

        We will be required to give notice at least 20 business days prior to each repurchase date to all holders at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law stating, among other things:

  •
  whether we will pay the repurchase price in cash, our ordinary shares or a combination of cash and our ordinary shares, and in the case of a combination, the percentage of each;

  •
  if we elect to pay the repurchase price in our ordinary shares or a combination of cash and our ordinary shares, the method of calculating the market price of our ordinary shares; and

  •
  the procedures that holders must follow to require us to repurchase their notes.

        To exercise the repurchase right, a holder must deliver during the period from 9:00 a.m., New York City time, on the date that is 20 business days prior to the applicable repurchase date to 5:00 p.m., New York City time, on the business day immediately preceding the applicable repurchase date written notice to the paying agent of its exercise of its repurchase right, together with the notes with respect to which its right is being exercised. The repurchase notice given by each holder electing to require us to repurchase notes must state:

  •
  if definitive notes have been issued, the certificate numbers of the holder's notes to be delivered for repurchase; if the definitive notes have not been issued, the holder's repurchase notice must comply with appropriate DTC procedures;

  •
  the portion of the principal amount of notes to be repurchased, which must be $1,000 or a whole multiple thereof;

  •
  that the notes are to be repurchased by us pursuant to the applicable provisions of the indenture; and

  •
  in the event we elect to pay the repurchase price in ordinary shares, in whole or in part, but the repurchase price is ultimately to be paid to the holder entirely in cash because any of the conditions to payment of the repurchase price or portion of the repurchase price in ordinary shares (described below) is not satisfied prior to 5:00 p.m., New York City time, on the business day immediately preceding the applicable repurchase date, whether the holder elects:

    —  to withdraw the repurchase notice as to some or all of the notes to which it relates; or

    —  to receive cash in respect of the entire repurchase price for all notes or portions of notes subject to such repurchase notice.

        If the holder fails to indicate the holder's choice with respect to the election described in the final bullet point above, the holder will be deemed to have elected to receive cash in respect of the entire repurchase price for all notes subject to the repurchase notice. For a discussion of the tax treatment of a holder receiving cash instead of ordinary shares, see "Certain Tax Considerations—United States—Holders of Notes—Redemption or Repurchase of Notes".

        A holder may withdraw a repurchase notice by delivering to the paying agent a written notice of withdrawal prior to 5:00 p.m., New York City time, on the business day immediately preceding the applicable repurchase date. The notice of withdrawal shall state:

  •
  if definitive notes have been issued, the certificate numbers of the notes being withdrawn; if definitive notes have not been issued, the holder's notice of withdrawal must comply with appropriate DTC procedures;

  •
  the principal amount of notes being withdrawn; and

  •
  the principal amount, if any, of the notes that remain subject to the repurchase notice.

        If we elect to pay the repurchase price, in whole or in part, in ordinary shares, the number of ordinary shares a holder will receive will equal the portion of the repurchase price to be paid in ordinary shares divided by 97.5% of the market price of one ordinary share. Upon determination of the actual number of ordinary shares a holders will receive per $1,000 principal amount, we will publish this information on our website and otherwise publicly disclose it.

        The "market price" means the average of the sale prices of any ordinary share, share of common stock or American Depositary Share for the 20-trading-day period ending on the business day immediately preceding the applicable repurchase date (or, if the business day immediately preceding the applicable repurchase date is not a trading day, then on the last trading day prior to), appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such 20-trading-day period and ending on such repurchase date, of certain events that would result in an adjustment of the conversion price.

        Because the market price of our ordinary shares will be determined prior to the applicable repurchase date, holders of notes bear the market risk that our ordinary shares will decline in value between the date the market price is calculated and the applicable repurchase date.

        Our right to pay the repurchase price, in whole or in part, in ordinary shares or a combination of cash and ordinary shares, is subject to our satisfaction of certain conditions prior to 5:00 p.m., New York City time, on the business day immediately preceding the applicable repurchase date, including:

  •
  registration of our ordinary shares to be issued upon repurchase under the Securities Act and the Exchange Act, if required;

  •
  qualification of our ordinary shares to be issued upon repurchase under applicable state securities laws, if necessary, or the availability of an exemption therefrom; and

  •
  listing of our ordinary shares on a United States national securities exchange or quotation thereof in an inter-dealer quotation system of any registered United States national securities association.

        If such conditions are not satisfied with respect to a holder prior to 5:00 p.m., New York City time, on the business day immediately preceding the applicable repurchase date, we will pay the repurchase price of the holder's notes entirely in cash. We may not change the form or components or percentages of components of consideration to be paid for the notes once we have given the notice that we are required to give to holders of the notes, except as described in the first sentence of this paragraph.

        Our obligation to pay the repurchase price for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon the holder delivering the notes, together with necessary endorsements, to the paying agent at any time after delivery of the repurchase notice. We will cause the repurchase price to be paid promptly following the later of the applicable repurchase date or the time of book-entry transfer or delivery of the notes, as the case may be, together with such endorsements.

        If the paying agent holds money and/or ordinary shares sufficient to pay the repurchase price for which a repurchase notice has been given on the repurchase date in accordance with the terms of the indenture, then, on the repurchase date, the notes will cease to be outstanding and interest and additional amounts, if any, on the notes will cease to accrue, whether or not the notes are transferred by book-entry or delivered, as the case may be, to the paying agent. Thereafter, all other rights of these holders shall terminate, other than the right to receive the repurchase price upon delivery of the notes.

        Our ability to repurchase notes in cash may be limited by restrictions on the ability of Scottish Annuity to obtain funds for such repurchase through dividends from our subsidiaries and the terms of our then existing borrowing agreements.

        In connection with any repurchase, we will, to the extent applicable:

  •
  comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable; and

  •
  file Schedule TO or any other required schedule under the Exchange Act.

Change of Control Put

        If a change of control, as defined below, occurs, a holder will have the right to require us to repurchase any outstanding notes for which the holder has properly delivered and not withdrawn a written change of control repurchase notice, subject to certain additional conditions, at a repurchase price equal to 100% of the principal amount of those notes plus accrued and unpaid interest and additional amounts, if any, on those notes to, but not including, the repurchase date. We may pay the repurchase price in cash, ordinary shares, or in the case of a merger in which we are not the surviving corporation, common stock, ordinary shares or American Depositary Shares of the surviving corporation or its direct or indirect parent corporation, or a combination of cash and applicable securities, at our option. We may be required to offer to repurchase our other senior debt on a pro rata basis with the notes, upon a change of control, if similar change of control offers are or will be required by our other senior debt.

        A "change of control" will be deemed to have occurred at such time after the original issuance of the notes when any of the following has occurred:

  •
  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchase, merger or other acquisition transactions, of shares of our capital stock entitling that person to exercise 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors;

  •
  the first day on which a majority of the members of our board of directors are not continuing directors;

  •
  our consolidation or merger with or into any other person, any merger of another person into us, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of our properties and assets to another person, other than:

    —  any transaction:

      (1)
      that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; and

      (2)
      pursuant to which holders of our capital stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such issuance; and

    —  any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of ordinary shares, if at all, solely into shares of common stock, ordinary shares or American Depositary Shares of the surviving entity or a direct or indirect parent of the surviving corporation; or

  •
  a liquidation or dissolution of Scottish Annuity.

        However, notwithstanding the foregoing, a change of control will not be deemed to have occurred if:

  •
  the sale price per ordinary share for any five trading days within:

    —  the period of 10 consecutive trading days ending immediately after the later of the change of control or the public announcement of the change of control, in the case of a change of control under the first or second bullet point above, or

    —  the period of 10 consecutive trading days ending immediately before the change of control, in the case of a change of control under the third bullet point above,

        equals or exceeds 105% of the conversion price of the notes in effect on each of those five trading days; or

  •
  in the case of a change of control under the third bullet point above, 100% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) constituting a change of control consists of shares of common stock, ordinary shares or American Depositary Shares traded or to be traded immediately following a change of control on a U.S. national securities exchange or the Nasdaq National Market, and, as a result of the transaction or transactions, the notes become convertible into that common stock, ordinary shares or American Depositary Shares (and any rights attached thereto).

        Beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The term "person" includes any syndicate or group that would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

        The term "continuing directors" means, as of any date of determination, any member of our board of directors who:

  •
  was a member of such board on the date of original issuance of the notes; or

  •
  was nominated for election or elected to our board of directors with the approval of a majority of such board still in office who were either members of such board on the date of original issuance of the notes or whose nomination or election was so approved.

        The definition of change of control includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of our assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, a holder's ability to require us to repurchase its notes as a result of a conveyance, transfer, sale, lease or other disposition of less than all our assets may be uncertain.

        We will be required to give notice within 30 days after the occurrence of a change of control to all holders at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law stating, among other things:

  •
  the events causing the change of control;

  •
  the holder's right to require us to repurchase notes;

  •
  whether we will pay the repurchase price in cash, shares of applicable securities or a combination of cash and shares of applicable securities, and in the case of a combination, the percentage of each;

  •
  if we elect to pay the repurchase price in shares of applicable securities or a combination of cash and shares of applicable securities, the method of calculating the market price of one share of applicable securities; and

  •
  the procedures that holders must follow to require us to repurchase their notes.

        The repurchase date will be 30 days after the date on which we give notice of a change of control.

        To exercise the repurchase right, a holder must deliver prior to 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date, written notice to the paying agent of its exercise of its repurchase right, together with the notes with respect to which its right is being exercised. The change of control repurchase notice given by each holder electing to require us to repurchase notes must state:

  •
  if definitive notes have been issued, the certificate numbers of the holder's notes to be delivered for repurchase; if the definitive notes have not been issued, the holder's change of control repurchase notice must comply with appropriate DTC procedures;

  •
  the portion of the principal amount of notes to be repurchased, which must be $1,000 or a whole multiple thereof;

  •
  that the notes are to be repurchased by us pursuant to the applicable provisions of the indenture; and

  •
  in the event we elect to pay the repurchase price in applicable securities, in whole or in part, but the repurchase price is ultimately to be paid to the holder entirely in cash because any of the conditions to payment of the repurchase price or portion of the repurchase price in applicable securities (described below) is not satisfied prior to 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date, whether the holder elects:

    —  to withdraw the change of control repurchase notice as to some or all of the notes to which it relates; or

    —  to receive cash in respect of the entire repurchase price for all notes or portions of notes subject to such change of control repurchase notice.

        If the holder fails to indicate the holder's choice with respect to the election described in the final bullet point above, the holder will be deemed to have elected to receive cash in respect of the entire repurchase price for all notes subject to the change of control repurchase notice. For a discussion of the tax treatment of a holder receiving cash instead of ordinary shares, see "Certain Tax Considerations—United States—Holders of Notes—Redemption or Repurchase of Notes".

        A holder may withdraw a change of control repurchase notice by delivering to the paying agent a written notice of withdrawal prior to 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date. The notice of withdrawal shall state:

  •
  if definitive notes have been issued, the certificate numbers of the notes being withdrawn; if definitive notes have not been issued, the holder's notice of withdrawal must comply with appropriate DTC procedures;

  •
  the principal amount of notes being withdrawn; and

  •
  the principal amount, if any, of the notes that remain subject to the change of control repurchase notice.

        If we elect to pay the repurchase price, in whole or in part, in shares of applicable securities, the number of shares of applicable securities a holder will receive will equal the portion of the repurchase price to be paid in shares of applicable securities divided by 97.5% of the market price of one share of the applicable securities. Upon determination of the actual number of shares of applicable securities a holder will receive per $1,000 principal amount, we will publish this information on our website and otherwise publicly disclose it.

        Because the market price of the applicable securities will be determined prior to the repurchase date, holders of notes bear the market risk that the applicable securities will decline in value between the date the market price is calculated and the repurchase date.

        Our right to pay the repurchase price, in whole or in part, in shares of applicable securities or a combination of cash and shares of applicable securities, is subject to our satisfaction of certain conditions prior to 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date, including:

  •
  registration of the applicable securities to be issued upon repurchase under the Securities Act and the Exchange Act, if required;

  •
  qualification or registration of the applicable securities to be issued upon repurchase under applicable state securities laws, if necessary, or the availability of an exemption therefrom; and

  •
  listing of the applicable securities on a United States national securities exchange or quotation thereof in an inter-dealer quotation system of any registered United States national securities association.

        If such conditions are not satisfied with respect to a holder prior to 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date, we will pay the repurchase price of the holder's notes entirely in cash. We may not change the form or components or percentages of components of consideration to be paid for the notes once we have given the notice that we are required to give to holders of the notes, except as described in the first sentence of this paragraph.

        Our obligation to pay the repurchase price for which a change of control repurchase notice has been delivered and not validly withdrawn is conditioned upon the holder delivering the notes, together with necessary endorsements, to the paying agent at any time after delivery of the change of control repurchase notice. We will cause the repurchase price to be paid promptly following the later of the repurchase date or the time of book-entry transfer or delivery of the notes, as the case may be, together with such endorsements.

        If the paying agent holds money and/or shares of applicable securities sufficient to pay the repurchase price of the notes which holders have elected to require us to repurchase on the repurchase date in accordance with the terms of the indenture, then, on the repurchase date, those notes will cease to be outstanding and interest and additional amounts, if any, on the notes will cease to accrue, whether or not the notes are transferred by book-entry or delivered, as the case may be, to the paying agent. Thereafter, all other rights of these holders shall terminate, other than the right to receive the purchase price upon delivery of the notes.

        The foregoing provisions would not necessarily protect holders of the notes if highly leveraged or other transactions involving us occur that may affect holders adversely. We could, in the future, enter into certain transactions, including certain recapitalizations, that would not constitute a change of control with respect to the change of control purchase feature of the notes but that would increase the amount of our (or our subsidiaries') outstanding indebtedness.

        Our ability to repurchase notes in cash upon the occurrence of a change of control is subject to important limitations. Our ability to repurchase the notes in cash may be limited by restrictions on the ability of Scottish Annuity to obtain funds for such repurchase through dividends from our subsidiaries and the terms of our then existing borrowing agreements. In addition, the occurrence of a change of control could cause an event of default under, or be prohibited or limited by the terms of, our other senior debt. We cannot assure holders of notes that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash for all the notes that might be delivered by holders seeking to exercise the repurchase right.

        The change of control purchase feature of the notes may in certain circumstances make more difficult or discourage a takeover of our company. The change of control purchase feature, however, is not the result of our knowledge of any specific effort:

  •
  to accumulate shares of our ordinary shares;

  •
  to obtain control of us by means of a merger, tender offer solicitation or otherwise; or

  •
  by management to adopt a series of anti-takeover provisions.

        Instead, the change of control purchase feature is a standard term contained in securities similar to the notes.

        In connection with any repurchase, we will, to the extent applicable:

  •
  comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which then may be applicable; and

  •
  file Schedule TO or any other required schedule under the Exchange Act.

Consolidation, Merger and Sales of Assets

        The indenture provides that Scottish Annuity may not consolidate with or merge into any other person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of our properties and assets to another person unless, among other things:

  •
  the resulting, surviving or transferee person is organized and existing under the laws of the United States, any state thereof, the District of Columbia, the Cayman Islands or Bermuda;

  •
  such person assumes all obligations of Scottish Annuity under the notes and the indenture; and

  •
  Scottish Annuity or such successor is not then or immediately thereafter in default under the indenture.

        The occurrence of certain of the foregoing transactions could constitute a change of control.

        This covenant includes a phrase relating to the conveyance, transfer, sale, lease or disposition of "all or substantially all" of our assets. There is no precise, established definition of the phrase "substantially all" under applicable law. Accordingly, there may be uncertainty as to whether a conveyance, transfer, sale, lease or other disposition of less than all our assets is subject to this covenant.

Events of Default

        Each of the following constitutes an event of default under the indenture:

  •
  our failure to pay principal amount of the notes when due and payable at maturity;

  •
  our failure to pay any accrued unpaid interest and additional amounts, if any, when due and payable, and continuance of such default for a period of 30 days;

  •
  our failure to convert notes into our ordinary shares (or cash or a combination of ordinary shares and cash, if we so elect) upon exercise of a holder's conversion right;

  •
  our failure to redeem notes after we have exercised our redemption option;

  •
  our failure to repurchase notes upon the exercise of an optional put or a change of control put;

  •
  our failure to perform or observe any other term, covenant or agreement contained in the notes or the indenture for a period of 60 days after written notice of such failure, provided that such notice requiring us to remedy the same shall have been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding;

  •
  our failure to pay when due at maturity or a default that results in the acceleration of maturity of any indebtedness for borrowed money of Scottish Annuity or any of our designated subsidiaries in an aggregate amount of $25 million or more, unless the acceleration is rescinded, stayed or annulled within 30 days after written notice of such failure or default is given to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the notes then outstanding; and

  •
  certain events of bankruptcy, insolvency, liquidation or similar reorganization with respect to us or any of our subsidiaries that is a designated subsidiary or any group of two or more subsidiaries that, taken as a whole, would constitute a designated subsidiary.

        A "designated subsidiary" shall mean any existing or future, direct or indirect, subsidiary of Scottish Annuity whose assets constitute 15% or more of the total assets of Scottish Annuity on a consolidated basis.

        The indenture will provide that the trustee shall, within 90 days of the occurrence of a default (or within 15 days after it is known to the trustee, if later), give to the registered holders of the notes notice of all uncured defaults known to it, but the trustee shall be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such registered holders, except in the case of a default under the first, second, fourth or fifth bullets above.

        If certain events of default specified in the last bullet point above shall occur and be continuing, then automatically the principal amount of the notes plus accrued and unpaid interest and accrued and unpaid additional amounts, if any, through such date shall become immediately due and payable. If any other event of default shall occur and be continuing (the default not having been cured or waived as provided under "Modification and Waiver" below), the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding may declare the notes due and payable at the principal amount of the notes plus accrued and unpaid interest and additional amounts, if any, and thereupon the trustee may, at its discretion, proceed to protect and enforce the rights of the holders of notes by appropriate judicial proceedings. Such declaration may be rescinded or annulled with the written consent of the holders of a majority in aggregate principal amount of the notes then outstanding upon the conditions provided in the indenture.

        The indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of notes before proceeding to exercise any right or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the notes then outstanding, through their written consent, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee.

        We will be required to furnish annually to the trustee a statement as to the fulfillment of our obligations under the indenture.

Modification and Waiver

Changes Requiring Approval of Each Affected Holder

        The indenture (including the terms and conditions of the notes) cannot be modified or amended without the written consent or the affirmative vote of the holder of each note affected by such change (in addition to the written consent or the affirmative vote of the holders of at least a majority in aggregate principal amount of the notes at the time outstanding) to:

  •
  change the maturity of any note or the payment date of any installment of interest or additional amounts, if any, payable on any notes;

  •
  reduce the principal amount, redemption price or repurchase price of, or interest or additional amounts, if any, on, any note;

  •
  change the currency of payment of principal, redemption price or repurchase price of, or interest or additional amounts, if any, on, any note;

  •
  alter the manner of calculation or rate of accrual of interest or additional amounts, if any, on any note;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to, or conversion of, any note;

  •
  modify our obligation to maintain a paying agent in New York City;

  •
  impair or adversely affect the conversion rights or repurchase rights of any holders of notes;

  •
  modify the optional redemption provisions of the indenture in a manner adverse to the holders of notes;

  •
  reduce the percentage in aggregate principal amount of notes outstanding necessary to modify or amend the indenture; or

  •
  reduce the percentage in aggregate principal amount of notes outstanding necessary to waive past defaults.

Changes Requiring Majority Approval

        The indenture (including the terms and conditions of the notes) may be modified or amended, subject to the provisions described above, with the written consent of the holders of at least a majority in aggregate principal amount of the notes at the time outstanding.

Changes Requiring No Approval

        The indenture (including the terms and conditions of the notes) may be modified or amended by us and the trustee, without the consent of the holder of any note, to, among other things:

  •
  add to our covenants for the benefit of the holders of notes;

  •
  surrender any right or power conferred upon us;

  •
  provide for conversion rights of holders of notes if any reclassification or change of our ordinary shares or any consolidation, merger or sale of all or substantially all of our assets occurs;

  •
  provide for the assumption of our obligations to the holders of notes in the case of a merger, consolidation, conveyance, transfer or lease;

  •
  reduce the conversion price, provided that the reduction will not adversely affect the interests of the holders of notes;

  •
  comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

  •
  make any changes or modifications necessary in connection with the registration of the notes under the Securities Act as contemplated in the registration rights agreement; provided that such change or modification does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of notes in any material respect;

  •
  cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the indenture or make any other provision with respect to matters or questions arising under the indenture which we may deem necessary or desirable and which shall not be inconsistent with provisions of the indenture; provided that such modification or amendment does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of notes in any material respect; or

  •
  add or modify any other provisions with respect to matters or questions arising under the indenture which we and the trustee may deem necessary or desirable and which will not adversely affect the interests of the holders of notes.

Registration Rights

        When we issued the notes, we entered into a registration rights agreement with the initial purchasers for the benefit of the holders of the notes. Pursuant to the agreement, we have filed with the SEC, at our expense, a shelf registration statement, of which this prospectus forms a part, covering the resale of the notes and the ordinary shares issuable upon conversion of the notes. Under the terms of the registration rights agreement, we have agreed to use our reasonable best efforts to keep the registration statement effective until the earliest of:

    —  November 27, 2004;

    —  the date when the holders of the notes and the ordinary shares issuable upon conversion of the notes are able to sell all such securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act;

    —  the date when all of the notes and the ordinary shares issuable upon conversion of the notes of those holders that complete and deliver in a timely manner the selling shareholder election and questionnaire described below are registered under the shelf registration statement and disposed of in accordance with the shelf registration statement; and

    —  the date when all of the notes and the ordinary shares issuable upon conversion of the notes of those holders that complete and deliver in a timely manner the selling shareholder election and questionnaire described below have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

        Each holder who sells securities pursuant to the shelf registration statement generally is:

  •
  required to be named as a selling holder in this prospectus;

  •
  required to deliver this prospectus to the purchaser;

  •
  subject to certain of the civil liability provisions under the Securities Act in connection with the holder's sales; and

  •
  bound by the provisions of the registration rights agreement which are applicable to the holder (including certain indemnification rights and obligations).

        Each holder must notify us not later than three business days prior to any proposed sale by that holder pursuant to the shelf registration statement. This notice will be effective for five business days. We may suspend the holder's use of this prospectus for a period not to exceed 45 days in any 90-day period, and not to exceed an aggregate of 90 days in any 360-day period, if:

  •
  the prospectus would, in our judgment, contain a material misstatement or omission as a result of an event that has occurred and is continuing; and

  •
  we reasonably determine in good faith that the disclosure of this material non-public information would have a material adverse effect on us and our subsidiaries taken as a whole.

        However, if the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede our ability to consummate such transaction, we may extend the suspension period from 45 days to 60 days. We need not specify the nature of the event giving rise to a suspension in any notice to holders of the notes of the existence of such a suspension. Each holder, by its acceptance of the notes, has agreed to hold any communication by us in response to a notice of a proposed sale in confidence.

        Upon the initial sale of notes or ordinary shares issued upon conversion of the notes, each selling holder is required to deliver a notice of such sale, in substantially the form attached as Annex A, to the trustee and us. The notice, among other things, must:

  •
  identify the sale as a transfer pursuant to the shelf registration statement;

  •
  certify that the prospectus delivery requirements, if any, of the Securities Act have been complied with; and

  •
  certify that the selling holder and the aggregate principal amount of the notes or number of ordinary shares, as the case may be, owned by such holder are identified in the related prospectus in accordance with the applicable rules and regulations under the Securities Act.

        If, the shelf registration statement ceases to be effective or fails to be usable in connection with resales of notes and ordinary shares issuable upon the conversion of the notes in accordance with and during the periods specified in the registration rights agreement and we do not cure the shelf registration statement within five business days by filing a post-effective amendment, prospectus supplement or report pursuant to the Exchange Act or, if applicable, we do not terminate the suspension period, described in the preceding paragraph, by the 45th or 60th day, as the case may be, or a suspension period exceeds an aggregate of 90 days in any 360-day period, a "registration default" shall be deemed to have occurred. Upon a registration default additional amounts will accrue on the notes, from and including the day following the registration default to but excluding the earlier of (1) the day on which the registration default has been cured and (2) the date the shelf registration statement is no longer required to be kept effective. Additional amounts will be paid semiannually in arrears, with the first semiannual payment due on the first interest payment date following the date on which such additional amounts begin to accrue, and will accrue at a rate per year equal to:

  •
  0.25% of the principal amount of a note to and including the 90th day following such registration default; and

  •
  0.50% of the principal amount of a note from and after the 91st day following such registration default.

In no event will additional amounts accrue at a rate per year exceeding 0.50%. If a holder has converted some or all of its notes into ordinary shares, the holder will be entitled to receive equivalent amounts based on the principal amount to the date of calculation of each note converted. We will have no other liabilities for monetary damages with respect to our registration obligations. A holder will not be entitled to these additional amounts unless it has provided all information requested by the questionnaire prior to the deadline.

        If a shelf registration statement covering the resales of the notes and ordinary shares into which the notes are convertible is not effective, these securities may not be sold or otherwise transferred except in accordance with the provisions set forth under "Transfer Restrictions".

Satisfaction and Discharge

        We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the paying agent or the conversion agent, as the case may be, after the notes have become due and payable, whether at maturity or any redemption date, or any repurchase date, or upon conversion or otherwise, cash or ordinary shares (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture.

Form, Denomination and Registration

Denomination and Registration

        The notes were originally issued in fully registered form, without coupons, in denominations of $1,000 principal amount and whole multiples thereof.

Global Notes

        The notes were originally evidenced by one or more global notes deposited with the trustee as custodian for DTC, and registered in the name of Cede & Co. as DTC's nominee.

        Record ownership of the global notes may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee, except as set forth below. A holder may hold its interests in the global notes directly through DTC if such holder is a participant in DTC, or indirectly through organizations which are direct DTC participants if such holder is not a participant in DTC. Transfers between direct DTC participants will be effected in the ordinary way in accordance with DTC's rules and will be settled in same-day funds. Holders may also beneficially own interests in the global notes held by DTC through certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly.

        So long as Cede & Co., as nominee of DTC, is the registered owner of the global notes, Cede & Co. for all purposes will be considered the sole holder of the global notes. Except as provided below, owners of beneficial interests in the global notes:

  •
  will not be entitled to have certificates registered in their names;

  •
  will not receive or be entitled to receive physical delivery of certificates in definitive form; and

  •
  will not be considered holders of the global notes.

        The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability of an owner of a beneficial interest in a global security to transfer the beneficial interest in the global security to such persons may be limited.

        We will wire, through the facilities of the trustee, payments of principal, accrued interest and additional amounts, if any, on the global notes to Cede & Co., the nominee of DTC, as the registered owner of the global notes. None of Scottish Annuity, the trustee and any paying agent will have any responsibility or be liable for paying amounts due on the global notes to owners of beneficial interests in the global notes.

        It is DTC's current practice, upon receipt of any payment of principal, accrued interest and additional amounts, if any, on the global notes, to credit participants' accounts on the payment date in amounts proportionate to their respective beneficial interests in the notes represented by the global notes, as shown on the records of DTC, unless DTC believes that it will not receive payment on the payment date. Payments by DTC participants to owners of beneficial interests in notes represented by the global notes held through DTC participants will be the responsibility of DTC participants, as is now the case with securities held for the accounts of customers registered in "street name".

        If a holder would like to convert its notes pursuant to the terms of the notes, the holder should contact its broker or other direct or indirect DTC participant to obtain information on procedures, including proper forms and cut-off times, for submitting those requests.

        Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and other banks, a holder's ability to pledge its interest in the notes represented by global notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes, including, without limitation, the presentation of notes for conversion as described below, only at the direction of one or more direct DTC participants to whose account with DTC interests in the global notes are credited and only for the principal amount of the notes for which directions have been given.

        DTC has advised us as follows: DTC is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act, as amended.

        DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations, such as the initial purchasers of the notes. Certain DTC participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among DTC participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If (a) DTC is at any time unwilling or unable to continue as depositary or if at any time ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by us within 90 days or (b) an event of default under the indenture occurs and is continuing, we will cause notes to be issued in definitive form in exchange for the global notes. None of Scottish Annuity, the trustee or any of their respective agents will have any responsibility for the performance by DTC or direct or indirect DTC participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to or payments made on account of beneficial ownership interests in global notes.

        According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for information purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Transfer and Exchange

        A holder may transfer or exchange the notes in accordance with the indenture. No service charge will be made for any registration of transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith. We are not required to transfer or exchange any note selected for redemption or any note in respect of which a repurchase notice or a change of control repurchase notice has been given and not withdrawn by the holder thereof. Also, we are not required to transfer or exchange any note for a period of 15 calendar days before a mailing of a notice of redemption of notes to be redeemed.

Restrictions on Transfer; Legends

        The notes and the ordinary shares which are issued upon conversion are subject to certain restrictions on transfer set forth on the notes and in the indenture and on the share certificates, and certificates evidencing the notes and ordinary shares will bear the legend regarding such transfer restrictions set forth under "Transfer Restrictions".

Governing Law

        The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Trustee, Transfer Agent and Registrar

        The Bank of New York, as trustee, has been appointed by us as paying agent, conversion agent, registrar and custodian with regard to the notes. The Bank of New York or its affiliates may from time to time in the future provide banking and other services to us in exchange for a fee.

        Computer Share Investor Services LLC is the transfer agent and registrar for our ordinary shares.

Calculations in Respect of Notes

        We or our agents will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determination of the market price of our ordinary shares. We or our agents will make all these calculations in good faith and, absent manifest error, our and their calculations will be final and binding on holders of notes. We or our agents will provide a schedule of these calculations to the trustee, and the trustee is entitled to conclusively rely upon the accuracy of these calculations without independent verification.

TAX CONSIDERATIONS

        The following discussion summarizes the material Cayman Islands, Bermuda, the United Kingdom, Ireland and U.S. federal income tax consequences of the purchase, ownership and disposition of the ordinary shares and the notes and the ordinary shares into which the notes may be converted. The summary does not purport to be a complete analysis of all of the tax considerations that may be applicable to a decision to acquire our notes or ordinary shares and, with respect to the U.S. federal income tax consequences, unless explicitly noted to the contrary, deals only with investors who are U.S. persons who will hold our notes or ordinary shares as "capital assets" within the meaning of Code section 1221 and who purchase the ordinary shares or notes upon their initial issuance pursuant to this prospectus at the notes' initial offering price. This summary does not deal with the tax consequences applicable to all categories of investors, some of which (such as broker-dealers, banks, insurance companies or other financial institutions, tax-exempt organizations, investors who hold notes or ordinary shares as part of hedging or conversion transactions and investors whose functional currency is not the U.S. dollar) may be subject to special rules. This summary is based on current law and is for general information purposes only. Future legislative, judicial or administrative changes or interpretations could be retroactive and could affect the information, beliefs and conclusions in this summary. There can be no assurances that the IRS will not challenge one or more of the tax consequences discussed herein. The tax treatment applicable to you may vary depending on your particular tax situation or status. You are urged to consult your own tax advisor as to the particular tax consequences of this offering to you, including the effect and applicability of federal, state, local and non-U.S. income and other tax laws.

        In this summary, a U.S. holder refers to a U.S. person that is a beneficial owner of our notes or ordinary shares. A U.S. person is:

  •
  a citizen or resident of the United States;
  •
  a corporation, partnership or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof;
  •
  an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
  •
  any trust if:

    —  (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust; or

    —  it has a valid election in effect under applicable U.S. treasury regulations to be treated as a U.S. person.

        If a partnership holds our notes or ordinary shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our notes or ordinary shares, you should consult your tax advisor.

Cayman Islands

        The following summary is based upon the advice of Maples and Calder, our Cayman Islands counsel, who has reviewed this discussion. Under current Cayman Islands law, neither Scottish Annuity nor any subsidiary of Scottish Annuity is obligated to pay any taxes in the Cayman Islands on its income or gains. Scottish Annuity, The Scottish Annuity Company (Cayman) Ltd. and Scottish Annuity & Life Insurance Company (Cayman) Ltd. have each received an undertaking from the Governor-in-Council of the Cayman Islands pursuant to the provisions of the Tax Concessions Law, as amended (1999 Revision), that until the year 2018 with respect to Scottish Annuity and Scottish

Annuity & Life Insurance Company (Cayman) Ltd. and until the year 2014 with respect to The Scottish Annuity Company (Cayman) Ltd.:

  •
  no subsequently enacted law imposing any tax on profits, income, gains or appreciation shall apply to Scottish Annuity or its Cayman Islands subsidiaries; and
  •
  no such tax and no tax in the nature of an estate duty or an inheritance tax shall be payable on any shares, debentures or other obligations of Scottish Annuity and its Cayman Islands subsidiaries.

        The receipt of the assurance from the Governor-in-Council of the Cayman Islands is routine, pursuant to the provisions of the Tax Concessions Law (1999 Revision), which provide that the Governor may give a tax concession undertaking to any exempted company which makes an application therefor. The Governor as a matter of course will, upon application, grant such an undertaking to any exempted company.

        Under current law no tax will be payable on the transfer or other disposition of the debentures or shares of Scottish Annuity. The Cayman Islands currently impose stamp duties on certain categories of documents; the current operations of Scottish Annuity and its subsidiaries do not, however, involve the payment of stamp duties in any material amount. The Cayman Islands currently impose an annual corporate fee upon all exempted companies. Currently, there is no Cayman Islands withholding tax on interest or dividends paid by us or our Cayman Islands subsidiaries.

Bermuda

        The following summary is based upon the advice of Conyers, Dill & Pearman, our Bermuda counsel, who has reviewed this discussion. Under current Bermuda law, there is no income tax or capital gains tax imposed on corporations including Scottish Annuity or any of its subsidiaries. Scottish Annuity's Bermuda subsidiaries have received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act, 1966 of Bermuda, that if there is enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to our Bermuda subsidiaries or any of their operations or their shares, debentures or other obligations, until March 28, 2016. The obtaining of a tax assurance in Bermuda is a routine matter for an exempted undertaking such as Scottish Annuity and its Bermuda subsidiaries. An exempt company requests the assurance and pays the requisite fee and the tax assurance is granted. This assurance does not exempt from any tax or duty any persons who are ordinarily resident in Bermuda or provide an exemption from taxation under The Land Tax Act 1967 of Bermuda or from tax otherwise payable in relation to any property leased to Scottish Annuity. Scottish Annuity has recently moved its headquarters to Bermuda and is in the process of obtaining an assurance such as that described above with respect to its subsidiaries. Scottish Annuity & Life Holdings (Bermuda) Limited, Scottish Annuity & Life Insurance Company (Bermuda) Limited and Scottish Annuity & Life International, as overseas companies that have obtained permits to carry on certain business in Bermuda, under current rates, will pay annual Bermuda government fees of BD$1,780, BD$5,610 and BD$5,610, respectively, and Scottish Annuity & Life Insurance Company (Bermuda) Limited and Scottish Annuity & Life International each will pay annual insurance license fees of BD$2,625. Scottish Annuity will pay an annual Bermuda government fee of BD$1,780. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are sundry other taxes, directly or indirectly, payable to the Bermuda government by us. Currently, there is no Bermuda withholding tax on interest or dividends paid by us or our Bermuda subsidiaries.

United Kingdom

        World-Wide Holdings and World-Wide Reassurance, its wholly owned subsidiary, are U.K. resident companies that are liable for U.K. corporation tax on their worldwide earnings (both income profits and capital gains) whether remitted to the United Kingdom or not. The current rate of corporation tax is 30%, but the rate could be increased in the future. Intercompany dividends paid by World-Wide Reassurance to World-Wide Holdings are not subject to corporation tax in the hands of the recipient company and the payor company is not required to make any withholding on payment of such a dividend. At the present time, the United Kingdom does not impose a withholding tax on dividends paid by U.K. resident companies to non-residents. Dividends paid by World-Wide Holdings are therefore not subject to a U.K. withholding tax.

Ireland

        Scottish Re (Dublin) Limited, our Irish reinsurance subsidiary, has received permission to carry on the business of reinsurance from the Department of Enterprise, Trade and Employment of Ireland. A company carrying on a trade in Ireland is required to pay corporation tax. The standard rate of corporation tax on trading income for the financial year 2003 is 12.5% and subsequent years. Under Irish domestic law a withholding tax is imposed on dividends and interest paid by an Irish resident company to a non-resident company at the standard rate of income tax, which is 12.5% for the year 2003.

        A company that is resident in Ireland will be entitled to the benefits of the Irish treaty if at least 50% of the aggregate vote and value of its shares is owned directly or indirectly by qualified persons or U.S. citizens or residents. Because we believe that Scottish Annuity indirectly owns 100% of Scottish Re (Dublin) Limited and because Scottish Annuity is ultimately owned more than 50% by U.S. citizens or residents, Scottish Re (Dublin) Limited should be entitled to the benefits of the Irish treaty and, as such, is subject to U.S. federal income tax on its business profits only if such profits are attributable to the conduct of a trade or business carried on through a permanent establishment in the United States. At present, we believe that Scottish Re (Dublin) Limited should not be characterized as having a permanent establishment within the United States, and therefore its business profits should not be subject to United States federal income tax.

United States

        The following summary is based upon the advice of LeBoeuf, Lamb, Greene & MacRae, L.L.P., who has reviewed this discussion and has opined that the discussion constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax considerations relating to Scottish Annuity and its subsidiaries and the ownership of Scottish Annuity's ordinary shares by investors who acquire such shares in the offering. LeBoeuf, Lamb, Greene & MacRae, L.L.P., has not provided any opinion as to any factual or accounting matters, determinations or conclusions such as RPII (as defined below), amounts and computations and amounts of components thereof or facts relating to the business or activities of Scottish Annuity or its subsidiaries. The opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., relies upon and is premised on the accuracy of factual statements and representations made by Scottish Annuity concerning its businesses, properties, ownership, organization, source of income and manner of operation.

  Taxation of Scottish Annuity and its Subsidiaries

        Taxation of Business Profits.    In general, under current U.S. tax rules and regulations, a non-U.S. corporation is subject to U.S. federal income tax on its taxable income that is treated as effectively connected to its conduct of a trade or business within the United States and to the U.S. branch profits tax on its effectively connected earnings and profits (with certain adjustments) that are deemed to be repatriated out of the United States. Under most U.S. income tax treaties, however, a non-U.S. corporation is subject to U.S. federal income tax on its business profits only if it is engaged in the conduct of a trade or business in the United States through a permanent establishment located in the United States. If a non-U.S. corporation is not entitled to the benefits of an applicable treaty, the

non-U.S. corporation is subject to U.S. federal income tax on its effectively connected business profits if it is engaged in the conduct of a trade or business in the United States under a general "engaged in a trade or business test."

        We believe that, based on the general U.S. trade or business test, and the activities of our companies with respect to the United States, neither Scottish Annuity nor our non-U.S. subsidiaries should be subject to U.S. federal income tax on their business income. It is anticipated that we will continue to operate so as not to be engaged in the conduct of a trade or business in the United States. Because none of the Code, regulations or court decisions provides definitive standards as to the specific type of activities that constitute being engaged in the conduct of a trade or business within the United States, and because the determination of whether a non-U.S. corporation is engaged in a U.S. trade or business is essentially factual in nature, it is possible that the IRS could contend successfully that we are engaged in a trade or business in the United States. If Scottish Annuity, or any of its non-U.S. subsidiaries (other than Scottish Annuity & Life International, which has elected to be taxed as a U.S. corporation), were deemed to be so engaged, that entity would be subject to U.S. federal income tax, as well as the branch profits tax, on certain of its income unless the entity is entitled to relief under the permanent establishment provision of an applicable treaty.

        On March 31, 2003, a new income tax treaty between the United States and the United Kingdom which we refer to as the new U.K. treaty entered into force. The new U.K. treaty is effective in the United States for withholding taxes on amounts paid or credited on or after May 1, 2003 and for all other taxes for tax years beginning on or after January 1, 2004. At the taxpayer's election, the effective dates of the new U.K. treaty may be delayed for twelve months and the treaty between the United States and the United Kingdom in effect prior to the ratification of the new U.K. treaty which we refer to as the old U.K. treaty may continue to have effect until such time. Under each of these treaties, business profits earned by an insurance company that is a qualified resident of the United Kingdom may be taxed in the United States only if such profits are attributable to the conduct of a trade or business carried on through a permanent establishment in the United States. A permanent establishment within the United States generally is defined for these purposes to include a branch, office or other fixed place of business in the United States through which the business of the enterprise is carried on, or an agent (other than an agent of independent status acting in the ordinary course of its business) that has, and habitually exercises in the United States, authority to conclude contracts in the name of the corporation.

        Under the old U.K. treaty, a U.K. company is entitled to the benefits of the treaty if it is managed and controlled in the United Kingdom. Our U.K. subsidiaries, World-Wide Holdings and World-Wide Reassurance should be characterized as managed and controlled in the United Kingdom. World-Wide Holdings, however, has made an election under Treasury regulation section 301.7701-3(c)(1) to be disregarded for U.S. federal income tax purposes. This means that for United States federal income tax purposes all of World-Wide Holdings' businesses and assets are treated as owned by Scottish Annuity. Our U.K. operating subsidiary, World-Wide Reassurance, on the other hand, should be entitled to the benefits of the old U.K. treaty. As a result, World-Wide Reassurance should be subject to U.S. federal income tax under the old U.K. treaty on its business profits only if such profits are attributable to the conduct of a trade or business carried on through a permanent establishment in the United States. At present, we believe World-Wide Reassurance has no permanent establishment in the United States, and therefore its business profits should not be subject to U.S. taxation under the old U.K. treaty.

        Under the new U.K. treaty, a company resident in the United Kingdom the shares of which are not publicly traded on a recognized exchange, or that does not have direct or indirect ownership of 50% or more of its stock by five or fewer U.K. or U.S. resident companies that are themselves directly or indirectly publicly traded on a recognized exchange, may nevertheless be entitled to the benefits of the new U.K. treaty. Under the new U.K. treaty, items of income, profit or gain derived from the United States will not be subject to tax in the United States if the U.K. resident corporation is engaged in the active conduct of a trade or business in the United Kingdom, and such items of income, profit or gain are derived in connection with, or is incidental to, the corporation's U.K. trade or business. We expect that World-Wide Reassurance should be entitled to the benefits of the new U.K. treaty with respect to business profits derived from the United States, if any, and such profits would therefore be subject to U.S. taxation only if attributable to the conduct of a trade or business carried on through a permanent establishment in the United States. It is possible that the IRS may not agree with our interpretation of the new U.K. treaty.

        If Scottish Annuity, or any of its non-U.S. subsidiaries is subject to U.S. federal income tax, that entity would be taxed at regular corporate rates on all of its income that is effectively connected with the conduct of its U.S. business. In addition, unless exempted by treaty, Scottish Annuity and its non-U.S. subsidiaries would be subject to the "branch profits" tax. A non-U.S. corporation can anticipate an allowance of deductions and credits only if it files a U.S. income tax return. Penalties may be assessed for failure to file tax returns. Scottish Annuity and its non-U.S. subsidiaries have filed protective U.S. income tax returns on a timely basis in order to preserve its right to claim tax deductions and credits if any such company is subsequently determined to be subject to U.S. federal income tax.

        U.S. Withholding Tax on U.S. Source Income.    Non-U.S. corporations not engaged in a trade or business in the United States are nonetheless subject to U.S. income tax on certain fixed or determinable annual or periodical gains, profits and income (such as dividends and certain interest on investments) derived from sources within the United States. Such tax generally is imposed by withholding at a rate of 30% (unless a treaty provides for a lower rate) on the gross income subject to the tax. Such tax is eliminated, however, with respect to certain types of income, including interest that qualifies as "portfolio" interest paid with respect to certain qualifying debt instruments. If non-U.S. corporations are engaged in the conduct of a U.S. trade or business, the 30% (or a lower treaty rate) withholding tax is applicable, but only with respect to their above-described U.S. source income that is not effectively connected with such trade or business. The old U.K. treaty and the new U.K. treaty each (i) reduce the 30% withholding tax applicable to dividends to 5%, if the recipient is a corporation that controls directly or indirectly at least 10% of the voting power of the payor corporation, and 15% in all other cases, and (ii) eliminate the withholding tax applicable to interest.

        U.S. Federal Excise Tax on Insurance and Reinsurance Premiums.    The United States also imposes an excise tax on insurance and reinsurance premiums paid to non-U.S. insurers or reinsurers with respect to risks to the life or health of citizens or residents of the United States. The rates of excise tax applicable to such premiums are 4% for direct casualty insurance and indemnity bonds and 1% for reinsurance premiums and direct insurance of life, sickness and accident policies and annuity contracts. Certain income tax treaties including the old and new U.K. treaties contain exemptions from the federal excise tax on insurance and reinsurance premiums. The old U.K. treaty contains an "unqualified" exemption from the federal excise tax on insurance and reinsurance premiums because the premiums are exempt from such tax regardless of whether the covered risks are subsequently reinsured with a non-U.S. reinsurer that is not entitled to an excise tax exemption. World-Wide Reassurance is currently entitled to the benefits of the old U.K. treaty including the federal excise tax exemption and is on the list of "qualified companies" maintained by the U.K. Inland Revenue for this purpose. As such, premiums paid to World-Wide Reassurance are not subject to the federal excise tax under the old U.K. treaty, regardless of whether the risks are subsequently reinsured.

        The federal excise tax exemption contained in the new U.K. treaty differs from the unqualified exemption contained in the old U.K. treaty, and provides that a U.K. resident company that is entitled to the benefits of the new U.K. treaty shall be exempt from the federal excise tax on premiums paid with respect to insurance or reinsurance polices provided that such policies are not part of a conduit arrangement. A conduit arrangement means a transaction or series of transactions that is structured in such a way that all or substantially all of the premiums received by the U.K. resident company that is entitled to the benefits of the new U.K. treaty are paid, directly or indirectly, to another person that is not entitled to the benefits of the new U.K. treaty or a treaty with equivalent or more favorable benefits, and that has as its main purpose, or one of its main purposes, the obtaining of the increased benefits of the new U.K. treaty. Under the new U.K. treaty, the IRS may require that U.K. resident companies enter into a closing agreement with the IRS in order to establish that the U.K. company is entitled to the federal excise tax exemption. At present, we expect that World-Wide Reassurance should be entitled to the benefits of the new U.K. treaty including the federal excise tax exemption and, if required, World-Wide Reassurance will enter into a closing agreement with the IRS in order to establish such exemption. It is possible that the IRS could disagree with this position or fail to enter into such a closing agreement.

        Life insurance, annuity or reinsurance premiums paid to our non-U.S. subsidiaries located in Bermuda or the Cayman Islands will be subject to the 1% federal excise tax. Although payment of the tax is generally the responsibility of the person who pays the premium to our non-U.S. subsidiaries, under the Code and recent regulations, in the event that the tax is not paid by the purchaser of the insurance, our non-U.S. subsidiaries would be liable for the tax. In addition, the IRS has taken the position that when a foreign insurer or reinsurer cedes U.S. risks to a foreign reinsurer that is not eligible for the excise tax exemption under an applicable treaty, an additional excise tax may be imposed.

        U.S. Subsidiaries.    Scottish Annuity currently owns indirectly three U.S. corporations, Scottish Holdings (U.S.), Inc., Scottish Re (U.S.), Inc. and Tartan Wealth Management, Inc., and one Bermuda company, Scottish Annuity & Life International, which has made an election under section 953(d) of the Code to be taxed as a U.S. corporation. All of these companies are subject to U.S. tax on their net worldwide income and gains at the rates generally applicable to corporations and are not subject to the "branch profits" tax (although U.S. withholding tax may be imposed on certain payments made to a non-U.S. person). Non-effectively connected U.S. source income received by such companies is not subject to U.S. withholding tax; rather such income is taxed as described in the preceding sentence. Premiums paid to each of these companies are not subject to the U.S. federal excise tax on insurance and reinsurance premiums.

  Holders of Notes

        Interest Payments.    Interest paid to a U.S. holder on a note will be includible in such holder's gross income as ordinary interest income in accordance with the holder's regular method of tax accounting. In addition, interest on the notes will be treated as foreign source income for U.S. federal income tax purposes. For foreign tax credit limitation purposes, interest on the notes generally will constitute passive income, or, in the case of certain U.S. holders, financial services income.

        We may be required to make payments of additional amounts if we do not, among other things, file or cause to be declared effective a registration statement, as described under "Description of the Notes—Registration Rights". We intend to take the position for U.S. federal income tax purposes that any payments of additional amounts should be taxable to a U.S. holder as additional ordinary income when received or accrued, in accordance with such holder's regular method of tax accounting. This position is based in part on the assumption that as of the date of issuance of the notes, the possibility that additional amounts will have to be paid is a "remote" or "incidental" contingency within the meaning of applicable U.S. Treasury regulations. Our determination that such possibility is a remote or incidental contingency is binding on you, unless you explicitly disclose that you are taking a different position to the IRS on your tax return for the year during which you acquire the note. However, the IRS may take a contrary position from that described above, which could affect the timing and character of both your income from the notes and our deduction with respect to the payments of additional amounts. You should consult your tax advisers concerning the appropriate tax treatment of the payment of additional amounts with respect to the notes in the event of a registration default described under "Description of the Notes—Registration Rights".

        Sale, Exchange and Other Disposition of Notes.    Except as provided below under "—Conversion of Notes into Ordinary Shares" and "—Redemption or Repurchase of Notes", upon the sale, exchange or other disposition of a note, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or other disposition (other than accrued but unpaid interest which will be taxable as interest) and the holder's adjusted tax basis in such note. A U.S. holder's adjusted tax basis in a note generally will equal the cost of such note. Any such gain or loss will be capital gain or loss. If you are an individual and have held the note for more than one year, such capital gain will be subject to a current maximum marginal rate of 20% (further reduction in the maximum marginal rate may apply for notes held by individuals for more than five years). The deductibility of capital losses is subject to certain limitations. Any gain or loss realized on the sale, exchange or other disposition of a note generally will be treated as U.S. source gain or loss, as the case may be.

        Conversion of Notes into Ordinary Shares. A conversion of notes into our ordinary shares by a U.S. holder generally will not be a taxable event for U.S. federal income tax purposes, except to the extent attributable to cash received in lieu of fractional ordinary shares. A U.S. holder's tax basis in ordinary shares received upon conversion will generally be the same as the U.S. holder's tax basis in the notes converted, exclusive of any tax basis allocable to a fractional ordinary share. Cash received in lieu of a fractional ordinary share upon conversion of notes will be treated as a payment in exchange for the fractional share. Accordingly, the receipt of cash in lieu of a fractional share generally will result in capital gain or loss (measured by the difference between the cash received for the fractional share and the holder's tax basis attributable to the fractional share).

        To the extent that we exercise our right to pay cash or a combination of cash and ordinary shares to a holder in lieu of ordinary shares at the time of conversion, as described under "Description of the Notes—Conversion Rights", such cash payment will be treated as a repurchase of all or a portion of the note, as described below under "—Redemption or Repurchase of Notes".

        Redemption or Repurchase of Notes.    If a U.S. holder requires us to repurchase a note on a repurchase date or upon change of control or if we elect to exercise our option to redeem a note and if, in any event, we deliver to a U.S. holder cash in full satisfaction of the repurchase price or redemption price, the repurchase or redemption will be treated the same as a sale of the note, as described above under "—Sale, Exchange and Other Disposition of the Notes."

        If a U.S. holder requires us to repurchase a note on a repurchase date or upon change of control and we issue shares of our ordinary shares in full satisfaction of the repurchase price, the exchange of a note for shares of our ordinary shares should be treated in the same manner as a conversion as described above under "—Conversion of Notes into Ordinary Shares".

        If a U.S. holder requires us to repurchase a note on a repurchase date or upon a change of control and we deliver a combination of cash and shares of our ordinary shares in payment of the repurchase price, then, in general:

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  a U.S. holder should recognize gain (but not loss) to the extent that the cash and the value of the shares exceed its adjusted tax basis in the note, but in no event should the amount of recognized gain exceed the amount of cash received;
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  a U.S. holder will be required to include in gross income accrued interest not previously included in gross income with respect to the notes, up to the date of repurchase;
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  a U.S. holder's basis in the shares received should be the same as its basis in the note repurchased by us (exclusive of any basis allocable to a fractional share), decreased by the amount of cash received (other than cash received in lieu of a fractional share), and increased by the amount of gain, if any, recognized by such holder (other than gain with respect to a fractional share); and

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  the holding period of the shares received in the exchange should include the holding period for the note that was repurchased, except that the holding period of shares attributable to accrued interest may commence on the day following the date of delivery of ordinary stock, although there is no authority precisely on point.

        Adjustment of Conversion Price.    The conversion price will be adjusted in certain circumstances. Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to you. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules under the Code. As a result, U.S. holders could have taxable income as a result of an event pursuant to which they receive no cash or property. You should consult your tax advisors concerning the consequences of any adjustments to the conversion price.

        For purposes of the following discussion, ownership of the notes will not cause a person to be treated as the direct or indirect owner of our ordinary shares. Although the notes contain conversion rights, the notes may be converted into our ordinary shares only under certain contingencies, which may never occur. In addition, we retain the right to deliver cash only, or a combination of cash and our ordinary shares, in lieu of our ordinary shares. As a result of these conditions, a holder of the notes will be treated as a direct or indirect owner of our ordinary shares only to the extent shares are actually issued upon exercise of the conversion right.

Holders of Ordinary Shares

        Taxation of Dividends.    Subject to the discussion below relating to the potential application of the passive foreign investment company and controlled foreign corporation rules, cash distributions made with respect to our ordinary shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits. U.S. holders generally will be subject to U.S. federal income tax on the receipt of such dividends, and dividends received by U.S. holders that are corporations generally will not be eligible for a dividends received deduction. To the extent that a distribution exceeds earnings and profits, it will be treated first as a return of the U.S. holder's basis to the extent of such basis, and then as gain from the sale of a capital asset. The character of such gain is described below under "Dispositions of Ordinary Shares."

        Possible Classification of Scottish Annuity and/or its Subsidiaries as Controlled Foreign Corporations.    U.S. 10% shareholders that own, directly or indirectly through a non-U.S. entity, shares of a non-U.S. corporation that is a controlled foreign corporation, which we refer to as a "CFC," for an uninterrupted period of 30 days or more during any taxable year, are required to include in their gross income for U.S. federal income tax purposes their pro rata share of the CFC's subpart F income, as defined below, for such year. This income inclusion is generally applicable to U.S. 10% shareholders having direct or indirect ownership on the last day of the taxable year of the CFC. In addition, U.S. 10% shareholders of a CFC may be deemed to receive taxable distributions to the extent the CFC increases the amount of its earnings that are invested in certain specified types of U.S. property. All of Scottish Annuity's income is expected to be subpart F income. In addition, Scottish Annuity's non-U.S. insurance subsidiaries are expected to receive certain insurance income, which we refer to as Subpart F insurance income. Subpart F insurance income is any underwriting and investment income that is attributable to the issuing (or reinsuring) of any insurance or annuity contract, and that (subject to certain modifications) would be taxed under the insurance company provisions of the Code if such income were the income of a U.S. insurance company.

        For purposes of determining whether a corporation is a "CFC", a U.S. 10% shareholder is any U.S. person who owns, directly or indirectly through non-U.S. entities, or is considered to own (generally through attributions from family members, partnerships, estates, trusts or 10% controlled corporations) 10% or more of the total combined voting power of all classes of stock of a non-U.S. corporation. In general, a non-U.S. corporation is treated as a CFC only if its U.S. 10% shareholders collectively own more than 50% of the total combined voting power or total value of the corporation's stock on any day. For purposes of taking into account Subpart F insurance income, however, a non-U.S. corporation, such as Scottish Annuity or any of its non-U.S. subsidiaries, generally will be treated as a CFC if more than 25% of the total combined voting power or total value of its stock is owned by U.S. 10% shareholders and the gross amount of premiums or other consideration in respect of the reinsurance or the issuing of insurance or annuity contracts exceeds 75% of the gross amount of all premiums or other consideration in respect of all risks.

        In determining the U.S. 10% shareholders of Scottish Annuity or any of its non-U.S. subsidiaries, capital stock of Scottish Annuity or any of its subsidiaries that is held indirectly by U.S. persons through Scottish Annuity or any other non-U.S. entity is treated as held by such U.S. persons. A U.S. person will be treated as owning indirectly a proportion of the capital stock of Scottish Annuity's subsidiaries corresponding to the ratio that the ordinary shares owned by such person bears to the value of all the capital stock of Scottish Annuity. Scottish Annuity's articles of association prohibits the issuance or transfer of any shares that results in a shareholder (together with any persons whose stock would be attributable to such shareholder under Code section 958 or Section 13(d) of the Exchange Act) holding 10% or more (or in excess of 24.9% in the case of the Pacific Life Entities) of any class of our shares issued and outstanding. Scottish Annuity's articles of association also provide that if our board of directors has reason to believe that the issuance or transfer of any shares may result in:

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  a shareholder (together with any persons whose stock would be attributable to such shareholder under Code section 958 or Section 13(d) of the Exchange Act) holding 10% or more (or in excess of 24.9% in the case of the Pacific Life Entities) of any class of our shares issued and outstanding; or
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  any adverse tax, regulatory or legal consequence to Scottish Annuity, any subsidiary of its subsidiaries or any other shareholder,

then, Scottish Annuity's board of directors may, in their absolute and unfettered discretion, decline to issue or register the transfer of any such shares. In addition, Scottish Annuity has the option, but not the obligation, to repurchase our ordinary shares, without the consent of the shareholder, to the extent our board of directors determines it is necessary or advisable to avoid or cure any adverse or potential adverse tax, regulatory or legal consequences.

        Scottish Annuity's articles of association provide that the direct and indirect voting power of each shareholder will be limited to no more than 9.9% (24.9% in the case of the Pacific Life Entities) of the total combined voting power of all classes of our shares. In addition, Pacific Life has entered into a stockholder agreement with Scottish Annuity pursuant to which Pacific Life has agreed on behalf of itself and its affiliates not to acquire beneficial ownership in more than 24.9% of the shares of Scottish Annuity. Because of the attribution provisions of the Code and the rules of the SEC regarding determination of beneficial ownership, this requirement may have the effect of reducing the voting rights of a shareholder whether or not such shareholder directly holds of record more than 9.9% of the voting shares of Scottish Annuity. Further, our board of directors has the authority to request from any shareholder certain information for the purpose of determining whether such shareholder's voting rights are to be reduced. Failure to respond to such a notice, or submitting incomplete or inaccurate information, gives our board of directors discretion to disregard all votes attached to such shareholder's shares.

        We believe, based upon information made available to us and to LeBoeuf, Lamb, Greene & MacRae, L.L.P. regarding our existing shareholder base and upon the advice of LeBoeuf, Lamb, Greene & MacRae, L.L.P., that the dispersion of our share ownership (other than with respect to the Pacific Life Entities) and the provisions of our articles of association restricting transfer, issuance and voting power of our ordinary shares should prevent any person (other than the Pacific Life Entities) from becoming a U.S. 10% shareholder of Scottish Annuity and/or its non-U.S. subsidiaries, although some of these provisions have not been directly passed on by the IRS, or by any court, in this context. There can be no assurance that if, in addition to Pacific Life, a U.S. person were to become a U.S. 10% shareholder of Scottish Annuity and/or its non-U.S. subsidiaries in the future that the share ownership of such person together with that of Pacific Life would not cause Scottish Annuity and/or its non-U.S. subsidiaries to be treated as CFCs and that such U.S. 10% shareholder would have to include in gross income its allocable share of the subpart F income of Scottish Annuity and/or its non-U.S. subsidiaries.

        RPII Companies. A different definition of CFC is applicable in the case of a non-U.S. corporation which earns related person insurance income or "RPII." RPII is any subpart F insurance income attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured or reinsured is a RPII shareholder (as defined below) of the non-U.S. corporation or a related person (as defined below) to such a shareholder. For purposes only of taking into account RPII, and subject to the exceptions described below, Scottish Annuity or its non-U.S. subsidiaries will be treated as a CFC if its RPII shareholders (as defined below) collectively own, directly or indirectly through non-U.S. entities, 25% or more of the total combined voting power or value of such entities' stock on any day during a taxable year. If Scottish Annuity or any of its non-U.S. subsidiaries is a CFC for an uninterrupted period of at least 30 days during any taxable year under the special RPII rules, a U.S. person who owns, directly or indirectly through non-U.S. entities, shares of such entity on the last day of any such taxable year must include in its gross income for U.S. federal income tax purposes its allocable share of RPII of such entity for the entire taxable year, subject to certain modifications. For purposes of inclusion of RPII in the income of U.S. persons who own ordinary shares, unless an exception applies, a RPII shareholder is a U.S. person who owns, directly or indirectly through non-U.S. entities, any amount (rather than 10% or more) of our shares. Generally, for purposes of the RPII rules, a related person is someone who controls or is controlled by the RPII shareholder or someone who is controlled by the same person or persons which control the RPII shareholder. Control is measured by stock ownership of either more than 50% in value or more than 50% in voting power after applying certain constructive ownership rules.

        RPII Exceptions.    The special RPII rules do not apply if:

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  direct and indirect insureds and persons related to such insureds, whether or not U.S. persons, are treated at all times during the taxable year as owning, directly or indirectly through non-U.S. entities, less than 20% of the voting power and less than 20% of the value of the stock of Scottish Annuity or any of its non-U.S. subsidiaries;
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  the RPII of Scottish Annuity or any of its non-U.S. subsidiaries, determined on a gross basis, is less than 20% of Scottish Annuity's or such subsidiaries' gross insurance income for such taxable year;
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  Scottish Annuity or its non-U.S. subsidiaries elect to be taxed on its RPII as if the RPII were effectively connected with the conduct of a U.S. trade or business; or
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  Scottish Annuity or its non-U.S. subsidiaries elect to be treated as U.S. corporations.

        When no exception applies, each U.S. person who owns directly or indirectly shares of Scottish Annuity or its non-U.S. subsidiaries on the last day of such entities' taxable year will be required to include in gross income for U.S. federal income tax purposes his or her share of RPII for the entire taxable year. The amount includible will be determined as if all such RPII were distributed proportionately only to such U.S. persons at that date, but limited by Scottish Annuity's or its non-U.S. subsidiaries' current-year earnings and profits, and reduced by the U.S. person's share, if any, of prior-year deficits in earnings and profits.

        We do not believe that Scottish Annuity or any of its non-U.S. subsidiaries will be considered a CFC under the RPII rules. Although Pacific Life (i) is currently a U.S. shareholder, (ii) is considered to own indirectly more than 20% of the voting power and value of World-Wide Reassurance, a wholly owned indirect subsidiary of Scottish Annuity, and (iii) cedes risks to World-Wide Reassurance, we do not believe that the 20% gross insurance income threshold has been met. We cannot assure you, however, that this is or will continue to be the case. Consequently, we cannot assure you that a person who is a direct or indirect U.S. shareholder will not be required to include amounts in its income in respect of related person insurance income in any taxable year.

        Computation of RPII.    In order to determine how much RPII Scottish Annuity or any of its non-U.S. subsidiaries has earned in each fiscal year, Scottish Annuity or any of its non-U.S. subsidiaries may obtain and rely upon information from its insureds to determine whether any of the insureds or persons related to such insureds own shares of Scottish Annuity or any of its non-U.S. subsidiaries and are U.S. persons. For any year in which Scottish Annuity's or any of its non-U.S. subsidiaries' gross RPII is 20% or more of Scottish Annuity's or any of its non-U.S. subsidiaries' gross insurance income for the year, Scottish Annuity or any of its non-U.S. subsidiaries may also seek information from its shareholders as to whether beneficial owners of our shares at the end of the year are U.S. persons so that the RPII may be determined and apportioned among such persons; to the extent Scottish Annuity or any of its non-U.S. subsidiaries is unable to determine whether a beneficial owner of shares is a U.S. person, Scottish Annuity or any of its non-U.S. subsidiaries may assume that such owner is not a U.S. person, thereby increasing the per share RPII amount for all U.S. shareholders.

        If, as believed, RPII is less than 20% of gross insurance income, U.S. shareholders will not be required to include RPII in their taxable income. The amount of RPII includible in the income of a U.S. shareholder is based upon the net RPII income for the year after deducting related expenses such as losses, loss reserves and operating expenses.

        Apportionment of RPII to U.S. Shareholders.    In the event that Scottish Annuity's or any of its non-U.S. subsidiaries' gross insurance income constituting RPII for any fiscal year of Scottish Annuity or any of its non-U.S. subsidiaries equals or exceeds 20% of Scottish Annuity's or any of its non-U.S. subsidiaries' gross insurance income, every U.S. person who owns our shares on the last day of such year should expect that for such year it will be required to include in gross income its share of Scottish Annuity's or any of its non-U.S. subsidiaries' RPII for the entire year, whether or not distributed even though it may not have owned the shares for the entire year. A U.S. person who owns our shares during such fiscal year but not on the last day of the fiscal year is not required to include in gross income any part of Scottish Annuity's or any of its non-U.S. subsidiaries' RPII.

        Uncertainty as to Application of RPII.    The RPII provisions of the Code have never been interpreted by the courts. Regulations interpreting the RPII provisions of the Code exist only in proposed form, having been proposed in 1991. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made to such regulations or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. Accordingly, the meaning of the RPII provisions and the application thereof to Scottish Annuity or any of its non-U.S. subsidiaries is uncertain. These provisions include the grant of authority to the U.S. Treasury Department to prescribe "such regulations as may be necessary to carry out the purpose of this subsection including...regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise." In addition, we cannot assure you that any amounts of RPII inclusions reported by us to U.S. shareholders will not be subject to adjustment based upon subsequent IRS examination. All U.S. persons who are considering an investment in our ordinary shares should consult their tax advisors as to the effects of these uncertainties.

        Basis Adjustments. A U.S. holder's tax basis in its ordinary shares will be increased by the amount of any CFC income including RPII that the U.S. holder includes in income. Upon actual distribution of amounts previously included in income under the CFC and RPII rules, the U.S. holder's tax basis in its ordinary shares will be reduced by the amount of such distributions. In general, a current U.S. holder will not be able to exclude from income distributions RPII that a prior U.S. holder included in income.

        Tax-Exempt Shareholders.    Under Code section 512(b)(17), a tax-exempt entity that owns, directly or indirectly through a non-U.S. entity or through attribution, shares of Scottish Annuity or any of its non-U.S. subsidiaries is required to treat as unrelated business taxable income or UBTI the portion of any deemed distribution to such shareholder of Subpart F insurance income including RPII if such insurance income would be treated as UBTI if derived directly by such tax-exempt shareholder.

        Code section 512(b)(17) applies to amounts included in gross income in any taxable year. If Scottish Annuity's or any of its non-U.S. subsidiaries' gross RPII were to equal or exceed 20% of such corporation's gross insurance income and the 20% ownership exception for RPII does not apply, or Scottish Annuity or any of its subsidiaries were otherwise treated as a CFC (i.e., more than 25% is owned by U.S. 10% shareholders) for a taxable year, tax-exempt entities owning our ordinary shares would be required to treat a portion of our company's subpart F insurance income as UBTI if such insurance income would be treated as UBTI if derived directly by such tax-exempt shareholder. Prospective investors that are tax-exempt entities are urged to consult their tax advisors as to the potential impact of Code section 512(b)(17) and the UBTI provisions of the Code.

        Information Reporting.    Every U.S. person who "controls" a non-U.S. corporation by owning directly or indirectly more than 50% of the total combined voting power of all classes of stock entitled to vote, or more than 50% of the total value of shares of all classes of stock, of such corporation, for an uninterrupted period of 30 days or more during a taxable year of that non-U.S. corporation, must file a Form 5471 with its U.S. income tax return. In addition, under certain circumstances, U.S. persons treated as U.S. 10% shareholders or certain RPII shareholders of a CFC that own shares directly or indirectly through a non-U.S. entity are also required to file a Form 5471. Thus, if Scottish Annuity's or any of its non-U.S. subsidiaries' gross RPII for a taxable year constitutes 20% or more of such corporation's gross insurance income for such period (and the 20% ownership exception described above does not apply), any U.S. person treated as owning any shares of such corporation directly or indirectly on the last day of such taxable year will be subject to the RPII rules, and will be required to file a Form 5471. In addition, U.S. persons who own directly or indirectly more than 10% in value of the outstanding ordinary shares of Scottish Annuity or its non-U.S. subsidiaries at any time during a taxable year are required in certain circumstances, including the disposition of shares, to file Form 5471 even if none of the corporations is a CFC. For any taxable year we determine that Scottish Annuity or any of its non-U.S. subsidiaries does not meet either of the first two RPII exceptions (i.e., the RPII 20% gross income and RPII 20% ownership exceptions) described above, we intend to mail to all shareholders of record, and will make available at the transfer agent with respect to our ordinary shares, Form 5471 (completed with company information) for attachment to the returns of shareholders. Our determination of the amount of Scottish Annuity's or any of its non-U.S. subsidiaries' gross RPII for a given taxable year may not, however, be accurate because of our inability to gather the information necessary to make such determination. A tax-exempt organization that is treated as a U.S. 10% shareholder or a RPII shareholder under subpart F will be required to file a Form 5471 in the circumstances described above. Failure to file Form 5471 may result in penalties.

        Passive Foreign Investment Companies.    In general, a non-U.S. corporation will be a passive foreign investment company, or "PFIC," if:

  •
  75% or more of its gross income constitutes "passive income"; or
  •
  50% or more of its assets produce, or are held for the production of, passive income.

        Were Scottish Annuity or any of its subsidiaries to be characterized as a PFIC, a U.S. holder would be subject to certain adverse federal income tax consequences, unless a "QEF election" or "mark-to-market" election (each as described below) is made with respect to each entity that is treated as a PFIC. If Scottish Annuity is determined to be a PFIC, U.S. holders generally will be subject to a special tax and an interest charge at the time of the sale of, or receipt of an "excess distribution" with respect to, their ordinary shares and a portion of any gain on the disposition of their ordinary shares may be recharacterized as ordinary income. Such U.S. holder is treated as receiving an "excess distribution" if the amount of the distribution is more than 125% of the average distribution with respect to our ordinary shares during the three preceding taxable years (or shorter period during which the taxpayer held our ordinary shares). In general, the special tax and interest charges are based on the value of the tax deferral of the taxes that are deemed due during the period the U.S. holder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taxed in equal portions throughout the U.S. holder's period of ownership at the highest marginal tax rate. The interest charge is computed using the applicable rate imposed on underpayments of U.S. federal income tax for such period. In general, if a U.S. person owns stock in a non-U.S. corporation during any taxable year in which such corporation is a PFIC, the stock will generally be treated as stock in a PFIC for all subsequent years. In addition, a U.S. person that directly or indirectly owns stock of a PFIC is treated as owning a proportionate amount by value of any stock owned by that PFIC. If the PFIC owns shares in another PFIC, the excess distribution rules apply separately to the U.S. person with respect to its interest in such lower-tier PFIC on an indirect basis. Accordingly, if Scottish Annuity is a PFIC, Scottish Annuity's non-U.S. subsidiaries (other than Scottish Annuity & Life International) may be treated as lower-tier PFICs to the extent such subsidiaries meet either the passive income or passive asset tests described herein and U.S. holders of Scottish Annuity will be treated as indirect holders of the shares of such subsidiaries.

        If Scottish Annuity and any of its subsidiaries are treated as PFICs (as discussed below) in any taxable year, it may be possible for U.S. persons who own our ordinary shares to mitigate certain of the negative tax consequences to them under the PFIC rules. In particular, under certain limited circumstances, a U.S. person may be able to:

  •
  make a timely qualified electing fund election, which we refer to as a QEF election, with respect to its shareholdings;
  •
  avail itself of a protective QEF election with respect to our ordinary shares it owns; or
  •
  make a mark-to-market election with respect to the first taxable year Scottish Annuity and any of its subsidiaries are considered PFICs during its holding period with respect to our ordinary shares.

        The availability of these elections is uncertain as a matter of law and in certain cases requires that we provide certain information. We cannot assure you that such information will be made available to persons who own our ordinary shares.

        For purposes of the PFIC rules, "passive income" generally includes interest, dividends, annuities and other investment income. The PFIC statutory provisions contain an express exception for income "derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business." This insurance company exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income. Thus, to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business, it may be treated as passive income for purposes of the PFIC rules. Scottish Annuity, operating through its insurance subsidiaries, expects to engage predominantly in traditional insurance and reinsurance activities that involve substantial transfer of insurance or annuity risks. In addition, we do not expect to have financial reserves in excess of the reasonable needs of our insurance and reinsurance business. Accordingly, Scottish Annuity's and its subsidiaries' income or assets should not be considered to be passive income. Although Scottish Annuity and its subsidiaries intend to operate in such a manner that they will not engage in certain nontraditional insurance or reinsurance activities that do not involve a sufficient amount of risk transfer, were Scottish Annuity or its subsidiaries to do so, the insurance company exception may not apply and Scottish Annuity or certain of its subsidiaries could be characterized as a PFIC. Additionally, the maintenance of financial reserves in excess of the reasonable needs of our insurance business and a failure to qualify for the insurance company exception in any other way could cause Scottish Annuity or certain of its subsidiaries to be characterized as a PFIC. The PFIC statutory provisions also contain a look-through rule that states that, for purposes of determining whether a non-U.S. corporation is a PFIC, such non-U.S. corporation shall be treated as if it "received directly its proportionate share of the income..." and as if it "held its proportionate share of the assets... of any other corporation in which it owns at least 25% of the value of the stock." Under the look-through rule, Scottish Annuity would be deemed to own its proportionate share of the assets and to have received its proportionate share of the income of its subsidiaries for purposes of the two PFIC tests (i.e., the 75% income and 50% asset tests) described above. Therefore, Scottish Annuity should not be considered a PFIC if its non-U.S. subsidiaries are not considered PFICs, as we expect.

        No final regulations interpreting the substantive PFIC provisions have been issued, however, and thus substantial uncertainty exists with respect to their application or their possible retroactivity. In addition, we may experience unanticipated changes in our operations resulting from business or market contingencies that may cause us to fail to qualify under the insurance company exception. Accordingly, U.S. holders may wish to consider filing a protective statement for each of Scottish Annuity and its non-U.S. subsidiaries for the first taxable year during which any equity interest in Scottish Annuity is acquired to preserve their ability to make retroactive QEF elections in the event Scottish Annuity and one or more of its non-U.S. subsidiaries were to be treated as PFICs. All U.S. persons who are considering an investment in our ordinary shares should consult their tax advisors as to the effects of these rules and the desirability of filing a protective statement.

        Dispositions of Ordinary Shares.    Subject to the discussion elsewhere relating to the potential application of the CFC or PFIC rules, capital gain or loss realized by a U.S. holder on the sale, exchange or other disposition of our ordinary shares will be includible in gross income as capital gain or loss in an amount equal to the difference between such U.S. holder's basis in our ordinary shares and the amount realized on the sale, exchange or other disposition. If a U.S. holder's holding period for our ordinary shares is more than one year, any gain will be subject to U.S. federal income tax at a current maximum marginal rate of 20% for individuals, estates and trusts and 35% for corporations. Gain on the sale of our ordinary shares held for more than five years is subject to further reduced tax rates.

        Under Code section 1248, any gain from the sale or exchange by a U.S. 10% shareholder of shares in a CFC may be treated as ordinary income to the extent of the CFC's earnings and profits during the period that the shareholder held the shares (with certain adjustments). Code section 953(c)(7) generally provides that section 1248 also will apply to the sale or exchange of shares by a U.S. person in a non-U.S. corporation that earns RPII and is characterized as a CFC under the RPII rules if the non-U.S. corporation would be taxed as an insurance company if it were a U.S. corporation. The ordinary income treatment applies to a U.S. person subject to the RPII rules regardless of whether the U.S. person is a U.S. 10% shareholder or whether the CFC meets either one of the first two RPII exceptions described above (i.e., the 20% ownership exception and the RPII 20% gross income exception). Existing regulations do not specifically address whether Code section 1248 would apply when a non-U.S. corporation (such as Scottish Annuity) is not a CFC but the non-U.S. corporation has an insurance company subsidiary (such as World-Wide Reassurance) that is a CFC for purposes of requiring U.S. holders to take into account RPII.

        We believe that Code section 1248 should not apply to dispositions of our ordinary shares because we are not directly engaged in the insurance business and do not intend to directly engage in the insurance business and because proposed U.S. Treasury regulations applicable to this situation appear to apply only to sales of shares of corporations that are directly engaged in the insurance business. There can be no assurance, however, that the IRS will interpret the proposed regulations under Code section 953 in this manner or that the Treasury Department will not amend the proposed regulations under Code section 953 or other regulations to provide that Code section 1248 will apply to dispositions of shares in a corporation such as us which is engaged in the insurance business indirectly through its subsidiaries. You are advised to consult with your own tax advisor regarding the application of the RPII rules described above.

        Foreign Tax Credit.    Because it is anticipated that U.S. persons will own a majority of our shares, only a portion of the current income inclusions under the CFC, RPII and PFIC rules, if any, and of dividends paid by us (including any gain from the sale of ordinary shares that is treated as a dividend under Code section 1248) will be treated as foreign source income for purposes of computing a shareholder's U.S. foreign tax credit limitations. We will consider providing shareholders with information regarding the portion of such amounts constituting foreign source income to the extent such information is reasonably available. It is also likely that substantially all of the RPII and dividends that are foreign source income will constitute either "passive" or "financial services" income for foreign tax credit limitation purposes. Thus, it may not be possible for most U.S. shareholders to utilize excess foreign tax credits to reduce U.S. tax on such income.

Information Reporting and Backup Withholding

        Paying agents and custodians located in the United States will be required to comply with certain IRS information reporting requirements with respect to payments of interest on the notes or dividends (if any) on our ordinary shares to U.S. holders or to paying agents or custodians located in the United States. In addition, a U.S. holder may be subject to backup withholding with respect to interest or dividends paid by such persons, unless such U.S. holder:

  •
  is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or
  •
  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

        The backup withholding tax is not an additional tax and may be credited against a U.S. holder's regular federal income tax liability.

        Sales of our notes or ordinary shares through brokers by certain U.S. holders also may be subject to back-up withholding. Sales by corporations, certain tax-exempt entities, individual retirement plans, REITs, certain financial institutions, and other "exempt recipients" as defined in applicable Treasury regulations currently are not subject to back-up withholding. You should consult your own tax advisors regarding the possible applicability of the back-up withholding provisions to sales of our notes or ordinary shares.

        The foregoing discussion (including and subject to the matters and qualifications set forth in such summary) is based upon current law and is for general information only. The tax treatment of a holder of notes or ordinary shares, or of a person treated as a holder of notes or ordinary shares for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder's particular tax situation. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to holders of notes or ordinary shares. You are urged to consult your own tax advisors concerning the federal, state, local and non-U.S. tax consequences to you of owning our notes or ordinary shares.

SELLING SECURITYHOLDERS

Noteholders and Holders of Ordinary Shares Issuable Upon Conversion of the Notes

        The notes originally were issued by us and sold by Bear, Stearns & Co. Inc. and Putnam Lovell Securities Inc. as the initial purchasers in transactions exempt from the registration requirements of the Securities Act of 1933 to persons reasonably believed by the initial purchasers to be qualified institutional buyers. The selling securityholders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell any or all of the notes and the ordinary shares issued upon conversion of the notes pursuant to this prospectus. The selling securityholders may offer all, some or none of the notes and the ordinary shares issued upon conversion of the notes.

        The table below sets forth the name of each selling securityholder, the principal amounts of notes that may be offered by each selling securityholder under this prospectus and the number of ordinary shares into which the notes are convertible. The information is based on information provided to us by or on behalf of the selling securityholders on or prior to March 24, 2003. The selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes or ordinary shares issued upon conversion of the notes since the date on which they provided this information in transactions exempt from the registration requirements of the Securities Act of 1933. Information about the selling securityholders may change from time to time. Any changed information will be set forth in prospectus supplements or post-effective amendments, as required.

        Because the selling securityholders may offer all or some portion of the notes or the ordinary shares issued upon conversion of the notes, we cannot estimate the amount of notes or ordinary shares that may be held by the selling securityholders upon the completion of any sales. For information on the procedure for sales by selling securityholders, read the disclosure under the heading "Plan of Distribution" below.

Name of Selling Securityholder(1)	Principal Amount of Notes Beneficially Owned and Offered Hereby(2)	Percentage of Notes Outstanding	Number of Ordinary Shares Beneficially Owned(3)	Number of Ordinary Shares Issuable Upon Conversion of the Notes and Offered Hereby(4)(5)	Percent of Ordinary Shares Owned after the Offering(6)
Akela Capital Master Fund, Ltd.	$5,000,000	*	—	230,309	—
Alexandra Global Investment Fund I, Ltd.	$9,000,000	7.83%	—	414,555	—
Arbitex Master Fund L.P.	$4,000,000	3.48%	—	184,247	—
Argent Classic Convertible Arbitage Fund L.P.	$50,000	*	—	2,303	—
Argent Classic Convertible Arbitage (Bermuda) Fund Ltd.	$200,000	*	—	9,212	—
Argent LowLev Convertible Arbitrage Fund LLC	$300,000	*	—	13,819	—
Argent LowLev Convertible Arbitrage Fund Ltd.	$1,600,000	1.39%	—	73,699	—
Bear, Stearns & Co. Inc.	$3,000,000	2.61%	46,400	138,185	*

BNP Paribas Equity Strategies, SNC	$4,408,000	3.38%	—	230,040	—
CALAMOS® Market Neutral Fund- CALAMOS® Investment Trust	$9,700,000	8.43%	—	446,798	—
Class C Trading	$100,000	*	—	4,606	—
Consulting Group Capital Markets Funds	$700,000	*	—	32,243	—
Context Convertible Arbitrage Fund, LP	$595,000	*	—	27,407	—
Context Convertible Arbitrage Offshore Fund Ltd.	$405,000	*	—	18,655	—
CooperNeff Convertible Strategies (Cayman) Master Fund, LP	$3,016,000	2.62	—	138,922	—
Deutsche Bank AG — London	$500,000	*	—	7,600	—
Deutsche Bank Securities Inc.	$3,000,000	2.61%	—	23,031	—
Geode U.S. Convertible Arbitrage(7)	$1,500,000	1.30%	—	69,093	—
Global Bermuda Limited Partnership	$400,000	*	—	18,425	—
HFR CA Select Fund	$1,000,000	*	—	46,062	—
J.P. Morgan Securities Inc.	$7,000,000	6.09%	—	322,432	—
KD Convertible Arbitrage Fund	$2,500,000	2.17%	—	115,154	—
Lakeshore International	$1,600,000	1.39%	—	73,699	—
LLT Limited	$80,000	*	—	3,685	—
Lyxor Master Fund Ref. Argent LowLev CB c/o Argent Management Company LLC	$400,000	*	—	18,425	—
McMahan Securities Co. L.P.	$750,000	*	—	34,546	—
Partners Group Alternative Strategies PCC, Ltd.	$100,000	*	—	4,606	—
PRS Convertible Arbitrage Master Fund	$1,000,000	*	—	46,062	—
Radcliffe SPC Ltd.	$750,000	*	—	34,546	—

Sage Capital	$6,500,000	5.65%	—	299,401	—
San Diego County Employees Retirement Association	$1,400,000	1.22%	—	64,486	—
SG Cowen Securities	$5,000,000	4.35%	—	230,309	—
Silverback Master, Ltd.	$4,000,000	3.48%	—	184,247	—
Sturgeon Limited	$576,000	*	—	26,532	—
Sunrise Partners Limited Partnership	$9,500,000	8.26%	—	437,586	—
Thrivent Financial for Lutherans	$750,000	*	—	34,546	—
TQA Master Fund Ltd. c/o TQA Investors, LLC	$1,500,000	1.30%	—	69,093	—
UBS AG London Branch	$5,335,000	4.64%	—	245,739	—
Wachovia Securities International Ltd.	$8,000,000	6.96%	—	368,494	—
Xavex Convertible Arbitrage 2 Fund	$100,000	*	—	4,606	—
Zazove Convertible Arbitrage Fund L.P.	$2,950,000	2.57%	—	135,882	—
Zazove Hedged Convertible Fund L.P.	$2,400,000	2.09%	—	110,548	—
Zazove Income Fund L.P.	$2,400,000	2.09%	—	110,548	—
Zurich Institutional Benchmarks Master Fund Ltd.	$3,100,000	2.70%	—	142,791	—

*
Less than 1%.

(1)
Also includes any sale of the notes and the ordinary shares issuable upon conversion of the notes by pledgees, donees, transferees or other successors in interest that receive such securities by pledge, gift, distribution or other non-sale related transfer from the named selling securityholders. Information about other selling securityholders that have purchased notes listed above in transactions exempt from registration under the Securities Act of 1933 will be set forth in prospectus supplements or in other documents that we file from time to time with the Securities and Exchange Commission that are incorporated by reference in this prospectus, if required. See "Where You Can Find More Information" below.

(2)
Total principal of selling securityholders listed is more than $115,000,000 because certain of the selling securityholders may have transferred notes pursuant to Rule 144A or otherwise reduced their position prior to selling pursuant to this Registration Statement. The maximum principal amount of notes that may be sold under this prospectus will not exceed $115,000,000.

(3)
Excludes ordinary shares issuable upon conversion of the selling securityholder's notes.

(4)
Assumes conversion of all of the selling securityholder's notes at a conversion rate of 46.0617 ordinary shares per note and a cash payment in lieu of the issuance of any fractional share interest. However, this conversion rate is subject to adjustment as described under "Description of the Securities—The Notes—Conversion Rights." As a result, the number of ordinary shares issuable upon conversion of the notes may increase or decrease in the future.

(5)
Reflects rounding down of fractional ordinary shares issuable to each selling securityholder upon conversion of the notes.

(6)
Calculated based on Rule 13d-3 of the Securities Exchange Act of 1934 using 29,994,290 ordinary shares outstanding as of March 17, 2003. In calculating this amount, we treated the 3,050,000 ordinary shares underlying the Class A and Class B warrants as outstanding since the warrants are currently exercisable. We did not, however, treat as outstanding the ordinary shares issuable upon conversion of the notes.

(7)
The sole investor in Geode US Convertible Arbitrage is an indirect wholly-owned subsidiary of FMR Corp. FMR Corp. has the following wholly-owned subsidiaries that are Members of the NASD:

  Fidelity Brokerage Services LLC
  National Financial Services LLC
  Fidelity Distributors Corporation
  Fidelity Investments Institutional Services Company, Inc.

  Geode US Convertible Arbitrage is a series of Geode Investors LLC, a Delaware series limited liability company. Geode Capital Management, LLC, a Delaware limited liability company ("Geode Capital"), is the manager and investment manager of Geode Investors LLC. Geode Capital is wholly-owned by Fidelity Investors III Limited Partnership ("FILP III"), a Delaware limited partnership. Geode Capital is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Fidelity Investors Management, LLC ("FIML"), a Delaware limited liability company, is the general partner and investment manager of FILP III, and is an investment manager registered under Section 203 of the Investment Advisers Act of 1940. The managers of Geode Capital, the members of FIML and the limited partners of FILP III are certain shareholders and employees of FMR Corp.

  Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp, and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

Securityholders

        The ordinary shares or warrants exercisable for ordinary shares originally were issued by us in transactions exempt from the registration requirements of the Securities Act of 1933 to persons reasonably believed to be "accredited investors" within the meaning of Rule 501(a)(3) under the Securities Act of 1933. The selling securityholders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell any or all of the ordinary shares pursuant to this prospectus. The selling securityholders may offer all, some or none of the ordinary shares.

        The table below sets forth the name of each selling securityholder and the number of ordinary shares that may be offered by each selling securityholder under this prospectus. The information is based on information provided to us by or on behalf of the selling securityholders on or prior to March 24, 2003. The selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their ordinary shares since the date on which they provided this information in transactions exempt from the registration requirements of the Securities Act of 1933. Information about the selling securityholders may change from time to time. Any changed information will be set forth in prospectus supplements or post-effective amendments, as required.

        Because the selling securityholders may offer all or some portion of the ordinary shares, we cannot estimate the number of ordinary shares that may be held by the selling securityholders upon the completion of any sales. For information on the procedure for sales by selling securityholders, read the disclosure under the heading "Plan of Distribution" below.

Name of Selling Securityholder	Beneficial Ownership of Ordinary Shares Prior to the Offering		Ordinary Shares Offered by Hereby(1)	Beneficial Ownership of Ordinary Shares After the Offering (2)	Percent of Ordinary Shares Owned After the Offering(3)
MAC & Co., for the benefit of Pacific Life Insurance Company(4)	4,532,380		4,532,380	—	—
Audubon Asset, Limited(5)	1,100,000		1,100,000	—	—
Charles Wyly	50,000		50,000	—	—
Dana French	643,750		450,000	193,750	1%
Maverick Fund, L.D.C.(6)	129,920		129,920	—	—
Maverick Fund II, Ltd.(6)	11,120		11,120	—	—
Maverick Fund U.S.A., Ltd.(6)	58,960		58,960	—	—
Michael C. French	359,083	(7)	150,000	209,083	1%
Michelle L. Boucher	52,000		50,000	2,000	*
Sam Wyly	100,000		100,000	—	—
Soulieana Limited(8)	550,000		550,000	—	—
South Madison Trust(9)	352,000	(10)	352,000	—	—
The Roman Arch Fund L.P.(11)	120,000		120,000	—	—
The Roman Arch Fund II L.P.(11)	80,000		80,000	—	—
Totals	8,139,213		7,734,380

(1)
Assumes full exercise of each of the holder's Class A or Class B warrants without limitations on exercises.

(2)
Assumes the sale of all shares that may be sold in the offering.

(3)
Calculated based on Rule 13d-3 of the Securities Exchange Act of 1934 using 29,994,290 ordinary shares outstanding as of March 17, 2003. In calculating this amount, we treated the 3,050,000 ordinary shares underlying the Class A and Class B warrants as outstanding since the warrants are currently exercisable. We did not, however, treat as outstanding the ordinary shares issuable upon conversion of the notes.

(4)
The directors of Pacific Mutual Holding Company are Richard M. Ferry, Donald E. Guinn, Allen W. Mathies, Jr., Donn B. Miller, Susan Westerberg Prager, Richard M. Rosenberg, Glenn S. Schafer, Thomas C. Sutton, James R. Ukropina and Khanh T. Tran, all of whom disclaim beneficial ownership of the shares of the Company owned by Pacific Mutual Holding Company, except to the extent of their pecuniary interest therein.

(5)
Audubon Asset, Limited is beneficially owned by an irrevocable trust of which Sam Wyly and certain family members are beneficiaries. Mr. Wyly disclaims beneficial ownership of such shares.

(6)
Maverick Capital, Ltd. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and, as such, has beneficial ownership of the ordinary shares which are listed herein through the investment discretion it exercises over its clients' accounts. Maverick Capital Management, LLC is the General Partner of Maverick Capital, Ltd. Mr. Ainslie is a manager of Maverick Capital Management, LLC and is granted sole investment discretion pursuant to Maverick Capital Management, LLC's Regulations.

(7)
Does not include (i) 266,667 ordinary shares issuable upon the exercise of options, 227,000 ordinary shares and 200,000 ordinary shares issuable upon the exercise of Class A warrants beneficially owned by an irrevocable trust of which Mr. French and certain family members are beneficiaries and (ii) 193,750 ordinary shares issuable upon the exercise of options or 450,000 ordinary shares issuable upon exercise of Class A warrants that were transferred pursuant to a divorce settlement.

(8)
Soulieana Limited is beneficially owned by an irrevocable trust of which Charles J. Wyly, Jr. and certain family members are beneficiaries. Mr. Wyly, Jr. disclaims beneficial ownership of such shares.

(9)
South Madison Trust is beneficially owned by an irrevocable trust of which Mr. French and certain family members are beneficiaries. Mr. French disclaims beneficial ownership of such shares.

(10)
Includes 152,000 ordinary shares and 200,000 Class A warrants.

(11)
The Roman Arch Fund L.P. and The Roman Arch Fund II L.P. are each limited partnerships and affiliates of Prudential Securities Incorporated and make investments for the benefit of limited partners who are employees of Prudential Securities Incorporated.

PLAN OF DISTRIBUTION

        The selling securityholders will be offering and selling the ordinary shares, including the ordinary shares issuable upon conversion of the notes, and the notes offered under this prospectus. The term "selling securityholders" refers to the selling securityholders named in this prospectus as well as persons who receive notes or ordinary shares from a named selling securityholder through a gift, pledge, distribution of partnership assets or another transfer occurring after the date of this prospectus which does not involve a sale of the notes or ordinary shares.

        The notes and the ordinary shares and the ordinary shares issuable upon conversion of the notes may be sold from time to time to purchasers:

  •
  directly by the selling securityholders; or

  •
  through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or from purchasers of the ordinary shares or the notes.

        Each selling securityholder reserves the right to accept and, together with their agents from time to time, reject, in whole or in part any proposed purchase of the ordinary shares or the notes to be made directly or through agents.

        The selling securityholders and any broker-dealers or agents who participate in the distribution of the ordinary shares or the notes offered under this prospectus may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. As a result, any profits on the sale of the ordinary shares or the notes by selling securityholders and any discounts, commissions or concessions received by any participating broker-dealers or agents might be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Selling securityholders who are deemed to be underwriters may be subject to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act of 1933 and Rule 10b-5 under the Securities Exchange Act of 1934. Selling securityholders who are deemed to be underwriters will also be subject to the prospectus delivery requirements of the Securities Act of 1933.

        The ordinary shares and the notes may be sold from time to time on any stock exchange or automated interdealer quotation system on which such securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated.

        The selling securityholders may sell the ordinary shares and the notes by one or more of the following methods, without limitation:

  •
  block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

  •
  an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchases;

  •
  privately negotiated transactions;

  •
  short sales;

  •
  through the writing of options on the securities, whether or not the options are listed on an options exchange;

  •
  through the distribution of the securities by any selling securityholder to its partners, members or stockholders;

  •
  one or more underwritten offerings on a firm commitment or best efforts basis; and

  •
  any combination of any of these methods.

        The selling securityholders may also transfer the ordinary shares or the notes or the underlying ordinary shares by gift.

        The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the ordinary shares and the notes. These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder. Broker-dealers may agree with a selling securityholder to sell a specified amount or number of the ordinary shares and the notes at a stipulated price per security. If the broker-dealer is unable to sell the ordinary shares and the notes as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire ordinary shares or notes as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

        From time to time, one or more securityholders may pledge, hypothecate or grant a security interest in some or all of the ordinary shares and the notes owned by them. The pledgees, secured parties or persons to whom these securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders. The amount of a selling securityholder's ordinary share and notes offered under the prospectus will decrease as and when it takes such actions. The plan of distribution for that selling securityholder's ordinary shares and notes will otherwise remain unchanged. In addition, a selling securityholder may, from time to time, sell the ordinary shares and the notes short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

        A selling securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the ordinary shares and the notes in the course of hedging the positions they assume with that selling securityholder, including without limitation, in connection with distributions of the securities by those broker-dealers. A selling securityholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling securityholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby. Some persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids.

        To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the ordinary shares and the notes offered by this prospectus. Selling securityholders may decide not to sell any of the ordinary shares and the notes offered under this prospectus, or they might decide to transfer, devise or gift the ordinary shares or the notes by other means not described in this prospectus. Additionally, selling securityholders may resell all or a portion of their ordinary shares and notes in open market transactions pursuant to Rule 144 or Rule 144A under the Securities Act of 1933 rather than pursuant to this prospectus, so long as they meet the applicable criteria and conform to the requirements of those rules.

        The selling securityholders and any other person participating in a distribution of the ordinary shares and the notes and offered under this prospectus will be subject to the Securities Exchange Act of 1934. The rules under the Securities Exchange Act of 1934 include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the ordinary shares by the selling securityholders and any other person. Additionally, Regulation M may restrict the ability of any person engaged in the distribution of the ordinary shares and the notes to engage in market-making activities with respect to the particular ordinary shares and notes being distributed for a period of up to five business days before the distribution. This may affect the marketability of the ordinary shares and the notes as well as the ability of any person or entity to engage in market-making activities with respect to the ordinary shares and the notes.

        When we are notified that a selling securityholder has entered into an arrangement with an underwriter, broker-dealer or agent for the sale of the ordinary shares or the notes, we will file a post-effective amendment disclosing:

  •
  the names of the selling securityholders;

  •
  the names of any participating underwriters, broker-dealers or agents;

  •
  the number of ordinary shares or the aggregate amount of notes or ordinary shares being offered;

  •
  the price at which the ordinary shares or the notes are being offered;

  •
  any discounts, commissions, concessions or other items constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers;

  •
  that any participating broker-dealers did not conduct any investigation to verify the information contained or incorporated by reference in this prospectus; and

  •
  other material terms of the offering.

        In order to comply with the securities laws of some states, if applicable, the ordinary shares and the notes offered under this prospectus may be sold in these jurisdictions only through registered or licensed broker-dealers. Additionally, in some states, the ordinary shares and the notes offered under this prospectus may not be sold unless:

  •
  they have been registered or qualified for sale, or

  •
  an exemption from registration or qualification for sale or an exemption from registration or qualification requirements is available and complied with.

        In connection with the initial offering of the notes, we entered into a registration rights agreement in which we and the selling securityholders agreed to indemnify or provide contribution to each other and specified other persons against some liabilities in connection with the offering of the notes and the ordinary shares offered under this prospectus, including liabilities arising under the Securities Act of 1933. The selling securityholders may also agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the securities against some liabilities, including liabilities that arise under the Securities Act of 1933.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

        We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the ordinary shares and the notes under this prospectus, including registration and filing fees, printing expenses, legal fees of our counsel, fees for one legal counsel retained by the selling securityholders and fees of the trustee under the indenture pursuant to which we originally issued the notes and of the registrar and transfer agent of the ordinary shares. If the ordinary shares and the notes are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts, underwriting commissions and agent commissions.

        We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of a material fact or omit to state any material fact required to be stated in the prospectus or necessary to make the statements in the prospectus not misleading in light of the circumstances then existing. Each selling securityholder has agreed not to trade securities from the time the selling securityholder receives notice from us of this type of event until the selling securityholder receives from us a prospectus supplement or amended prospectus. If the suspension exceeds 45 days in any 3-month period or 90 days in any 12-month period, we will be obligated to pay liquidated damages to the selling securityholders.

        Under the registration rights agreement, we are obligated to use reasonable efforts to keep the registration statement effective until, and therefore this offering will terminate on, the earlier of:

    •
    November 27, 2004;

    •
    the date when the holders of the notes and the ordinary shares issuable upon conversion of the notes are able to sell all such securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act;

    •
    the date when all of the notes and the ordinary shares issuable upon conversion of the notes of those holders that complete and deliver in a timely manner the selling shareholder election and questionnaire described below are registered under the shelf registration statement and disposed of in accordance with the shelf registration statement; and

    •
    the date when all of the notes and the ordinary shares issuable upon conversion of the notes of those holders that complete and deliver in a timely manner the selling shareholder election and questionnaire described below have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, located at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        This prospectus "incorporates by reference" certain of the reports and other information that we have filed with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to those documents. Information filed with the SEC after the date of this prospectus will update and supersede this information. The following documents filed with the SEC are incorporated by reference:

  •
  Annual Report on Form 10-K for the year ended December 31, 2002; and

  •
  The description of our ordinary shares that is contained in our registration statement on Form 8-A filed with the SEC on January 16, 2002.

        Any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act are incorporated by reference until all of the securities offered by this prospectus are sold.

        We will provide each person to whom a copy of this prospectus has been delivered, without charge, a copy of any of the documents referred to above as being incorporated by reference. You may request a copy by writing or telephoning Scottish Annuity & Life Holdings, Ltd., Attn: Scott Willkomm, P.O. Box HM 2939, Hamilton, HM MX, Bermuda, (441) 295-4451.

LEGAL MATTERS

        Certain legal matters with respect to United States law will be passed upon for us by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, New York, New York. Certain legal matters with respect to Cayman Islands law will be passed upon for us by Maples and Calder, Grand Cayman, Cayman Islands.

INDEPENDENT AUDITORS

        The consolidated financial statements of Scottish Annuity & Life Holdings, Ltd. as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent auditors, as stated in their report.

        The consolidated financial statements of World-Wide Holdings as of September 30, 2001 and 2000, and for the years then ended, incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent auditors, as stated in their report.

ENFORCEMENT OF CIVIL LIABILITIES UNDER
UNITED STATES FEDERAL SECURITIES LAWS

        Scottish Annuity is a Cayman Islands company with its principal executive office in Bermuda. In addition, some of our officers and directors, as well as some of the independent auditors and counsel named in this prospectus, reside outside the United States, and all or much of our assets and their assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against us or them on judgments of U.S. courts, including judgments based upon the civil liability provisions of the U.S. Federal securities laws. However, investors may serve Scottish Annuity with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. Federal securities laws relating to offers and sales of the securities covered by this prospectus by serving CT Corporation System, 111 Eighth Avenue New York, New York 10011, our United States agent irrevocably appointed for that purpose.

        We have been advised by our Cayman Islands counsel, Maples and Calder, that although there is not statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will—based on the principle that a judgment by a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given—recognize and enforce a foreign judgment of a court of competent jurisdiction if such judgment is final, for a liquidated sum, not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matters, and was not obtained in a manner, and is not a kind, the enforcement of which is contrary to the public policy of the Cayman Islands. There is doubt, however, as to whether the Grand Court of the Cayman Islands will (i) recognize or enforce judgments of U.S. courts predicated upon the civil liability provisions of the securities laws of the United States or any state of the United States, or (ii) in original actions brought in the Cayman Islands, impose liabilities predicated upon the civil liability provisions of the securities laws of the United States or any state of the United States, on the grounds that such provisions are penal in nature.

        The Grand Court of the Cayman Islands may stay proceedings if concurrent proceedings are being brought elsewhere.

        We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would (1) enforce judgments of U.S. courts obtained in actions against us or our affiliates, directors, or officers, as well as the experts named in this prospectus, who reside outside the United States predicated upon the civil liability provisions of the U.S. Federal securities laws or would (2) permit original actions brought in Bermuda against us or our affiliates, directors or officers, as well as the experts named in this prospectus, who reside outside the United States predicated solely upon U.S. Federal securities laws.

        There is no treaty in effect between the United States and Bermuda providing for the enforcement of U.S. judgments in Bermuda, and there are grounds upon which Bermuda courts may decline to enforce the judgments of U.S. courts. The question whether a U.S. judgment would be enforceable in Bermuda against us or our affiliates, directors, officers or experts depends upon whether the U.S. court that entered such judgment is recognized by the Bermuda court as having jurisdiction over the judgment debtor, as determined by reference to Bermuda conflict of law rules. In addition, certain remedies available under the laws of United States jurisdictions, including certain remedies available under the U.S. Federal securities laws, may not be allowed or enforceable in Bermuda courts to the extent that they are penal or contrary to Bermuda's public policy.

        No original claim may be brought in Bermuda against us, or our affiliates, directors, officers or experts for violation of the U.S. Federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us, or our affiliates, directors, officers or experts if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

ANNEX A

NOTICE TO TRANSFER PURSUANT
TO REGISTRATION STATEMENT

Scottish Annuity & Life Holdings, Ltd.
P.O. Box HM2939
Crown House, Third Floor
4 Par-la-Ville Road
Hamilton, HM08
Bermuda

        Re: Scottish Annuity & Life Holdings, Ltd.

Dear Sirs:

        Please be advised that the undersigned has transferred [$            aggregate principal amount of the 4.50% Senior Convertible Notes due 2022 (the "Notes")] [                        of the Company's Ordinary Shares (the "Ordinary Shares")], pursuant to the Registration Statement on Form S-3 (File No. 333-102895) filed by the Company.

        We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied with respect to the transfer described above and that the above named beneficial owner of the [Notes] [Ordinary Shares] is named as a selling securityholder in the Prospectus dated                        , or in amendments or supplements thereto, and that the [aggregate principal amount of the Notes] [number of Ordinary Shares] transferred are [all] [a portion of] the [Notes] [Ordinary Shares] listed in such Prospectus, as amended or supplemented, opposite such owner's name.

Very truly yours, [name]
By:	(Authorized signature)

Dated:

Scottish Annuity & Life Holdings, Ltd.

$115,000,000 4.50% Senior Convertible Notes due 2022,
the Ordinary Shares Issuable upon
Conversion of the Senior Convertible Notes and
7,734,380 Ordinary Shares

PROSPECTUS

April 4, 2003

QuickLinks

TABLE OF CONTENTS
PROSPECTUS SUMMARY
Scottish Annuity & Life Holdings, Ltd.
Other Information
The Offered Securities
Risk Factors
Summary Consolidated Financial Data
Ratio of Earnings to Fixed Charges
RISK FACTORS
Risks Related to Our Business
Risks Related to Taxation
Risks Related to This Offering
FORWARD LOOKING STATEMENTS
USE OF PROCEEDS
MARKET PRICES AND DIVIDENDS
DESCRIPTION OF THE SECURITIES
TAX CONSIDERATIONS
SELLING SECURITYHOLDERS
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
LEGAL MATTERS
INDEPENDENT AUDITORS
ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS
NOTICE TO TRANSFER PURSUANT TO REGISTRATION STATEMENT